Exhibit 4.4

EXECUTION VERSION

DATED THE 10th  DAY OF MARCH 2014

JD.COM, INC.

and

MAX SMART LIMITED

and

BEIJING JINGDONG CENTURY TRADING CO., LTD.

(北京京东世纪贸易有限公司)

and

BEIJING JINGDONG 360 DEGREE E-COMMERCE CO., LTD.

(北京京东叁佰陆拾度电子商务有限公司)

and

JIANGSU YUANZHOU E-COMMERCE CO., LTD.

(江苏圆周电子商务有限公司)

and

SHANGHAI SHENGDAYUAN INFORMATION TECHNOLOGY CO., LTD.

(上海晟达元信息技术有限公司)

and

TIANJIN STAR EAST CO., LTD.

(天津煜东信德物流有限公司)

and

BEIJING JINGBANGDA TRADING CO., LTD.

(北京京邦达贸易有限公司)

and

LIU QIANGDONG

(刘强东)

and

BEST ALLIANCE INTERNATIONAL HOLDINGS LIMITED

and

STRONG DESIRE LIMITED

and

GRANDWIN ENTERPRISES LIMITED

and

FORTUNE RISING HOLDINGS LIMITED

and

TIGER GLOBAL FIVE 360 HOLDINGS

and

TIGER GLOBAL 360BUY HOLDINGS

and

KAIXIN ASIA LIMITED

(凱信亞洲有限公司)

and

ACCURATE WAY LIMITED

and

HHGL 360BUY HOLDINGS, LTD.

and

MADRONE PARTNERS, L.P.

and

UNITED SHEEN LIMITED

and

DST CHINA EC6 LIMITED

and

DST CHINA EC, L.P.

and

DST INVESTMENTS 1 LIMITED

and

DST INVESTMENTS 2 LIMITED

and

DST GLOBAL II, L.P.

and

DST CHINA EC II, L.P.

and

DST CHINA EC III, L.P.

and

DST CHINA EC X, L.P.

and

SEQUOIA CAPITAL 2010 CGF HOLDCO, LTD.

and

SC CHINA CO-INVESTMENT 2011-A, L.P.

and

INSIGHT VENTURE PARTNERS VII, L.P.

and

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.

and

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.

and

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.

and

KPCB HOLDINGS, INC., AS NOMINEE

and

KPCB CHINA FUND, L.P.

and

KPCB CHINA FOUNDERS FUND, L.P.

and

OELAND INVESTMENTS II LLC

and

GOOD FORTUNE CAPITAL II, LLC

and

IGSB INTERNAL VENTURE FUND II, LLC

and

CLASSROOM INVESTMENTS INC.

and

SUPREME UNIVERSAL HOLDINGS LTD.

and

GOLDSTONE CAPITAL LTD.

and

KINGDOM 5-KR-225, LTD.

and

KINGDOM 5-KR-232, LTD.

and

CHINA LIFE TRUSTEES LIMITED

and

HUANG RIVER INVESTMENT LIMITED

THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into on March 10, 2014 by and among:

1.                                      JD.COM, INC. (formerly known as “360Buy Jingdong Inc.”, an exempted company registered under the laws of the Cayman Islands (the “Company”);

2.                                      MAX SMART LIMITED, a British Virgin Islands (“BVI”) Business Company limited by shares and organized and existing under the laws of the BVI (“Max Smart”); Max Smart is a shareholder of the Company;

3.                                      BEIJING JINGDONG CENTURY TRADING CO., LTD. (北京京东世纪贸易有限公司), a limited liability company organized and existing under the laws of the People’s Republic of China (the “PRC”) (“Jingdong Century”);

4.                                      BEIJING JINGDONG 360 DEGREE E-COMMERCE CO., LTD. (北京京东叁佰陆拾度电子商务有限公司), a limited liability company organized and existing under the laws of the PRC (“Jingdong 360”);

5.                                      JIANGSU YUANZHOU E-COMMERCE CO., LTD. (江苏圆周电子商务有限公司), a limited liability company organized and existing under the laws of the PRC (“Jiangsu Yuanzhou” together with Jingdong 360, the “PRC Affiliates”);

6.                                      SHANGHAI SHENGDAYUAN INFORMATION TECHNOLOGY CO., LTD. (上海晟达元信息技术有限公司), a limited liability company organized and existing under the laws of the PRC (“Shanghai Shengdayuan”);

7.                                      TIANJIN STAR EAST CO., LTD. (天津煜东信德物流有限公司), a limited liability company organized and existing under the laws of the PRC (“Tianjin Star East”);

8.                                      BEIJING JINGBANGDA TRADING CO., LTD. (北京京邦达贸易有限公司), a limited liability company organized and existing under the laws of the PRC (“Beijing Jingbangda”);

9.                                      LIU QIANGDONG (刘强东), the beneficial owner of 100% equity interest of Max Smart, PRC ID Card Number *** (the “Founder”);

10.                               BEST ALLIANCE INTERNATIONAL HOLDINGS LIMITED, a BVI Business Company limited by shares and organized and existing under the laws of the BVI (“Best Alliance”);

11.                               STRONG DESIRE LIMITED, a BVI Business Company limited by shares and organized and existing under the laws of BVI (“Strong Desire”);

12.                               GRANDWIN ENTERPRISES LIMITED, a BVI Business Company limited by shares and organized and existing under the laws of the BVI (“Grandwin”);

13.                               FORTUNE RISING HOLDINGS LIMITED, a BVI Business Company limited by shares and organized and existing under the laws of the BVI (“Fortune Rising”);

14.                               TIGER GLOBAL FIVE 360 HOLDINGS, a Category 1 Global Business Company organized under the laws of Mauritius (“Tiger Global Five”);

15.                               TIGER GLOBAL 360BUY HOLDINGS, a Category 1 Global Business Company organized under the laws of Mauritius (“Tiger 360Buy”, together with Tiger Global Five, collectively, “Tiger”);

16.                               KAIXIN ASIA LIMITED, a BVI Business Company limited by shares and organized under the laws of the BVI (“KAIXIN”);

17.                               ACCURATE WAY LIMITED, a BVI Business Company limited by shares and organized and existing under the laws of the BVI (“ACCURATE WAY”);

18.                               HHGL 360BUY HOLDINGS, LTD., a BVI Business Company limited by shares and organized under the laws of the BVI and having its registered office at Flemming House, Wickhams Cay, P.O. Box 662, Road Town, Tortola, British Virgin Islands, which acquired the Series C Preferred Shares (as defined below) owned by its affiliated funds, Gaoling Fund, L.P. and YHG Investment, L.P. (formerly named Gaoling Yali Fund, L.P.) on April 16, 2012 and holds Gaoling Ordinary Shares (as defined below) (“Gaoling”);

19.                               MADRONE PARTNERS, L.P., a limited partnership organized and existing under the laws of the State of Delaware of the United States of America (“Madrone”);

20.                               UNITED SHEEN LIMITED, a company organized and existing under the laws of British Virgin Island (“United Sheen”);

21.                               DST CHINA EC6 LIMITED, a BVI Business Company limited by shares and organized and existing under the laws of the BVI, DST CHINA EC, L.P., a company organized and existing under the laws of the Cayman Islands, DST INVESTMENTS 1 LIMITED, a company organized under the laws of the Isle of Man, DST INVESTMENTS 2 LIMITED, a company organized under the laws of the Isle of Man, DST GLOBAL II, L.P., a company organized and existing under the laws of the Cayman Islands, DST CHINA EC II, L.P., a company organized and existing under the laws of the Cayman Islands, DST CHINA EC III, L.P., a company organized and existing under the laws of the Cayman Islands and DST CHINA EC X, L.P., a company organized and existing under the laws of the Cayman Islands (each, a “DST Global Party” and collectively, the “DST Global Parties”);

22.                               SEQUOIA CAPITAL 2010 CGF HOLDCO, LTD., a company organized and existing under the laws of the Cayman Islands, and SC CHINA CO-INVESTMENT 2011-A, L.P., a company organized and existing under the laws of the Cayman Islands (each, a “Sequoia Party” and collectively, the “Sequoia Parties”);

23.                               INSIGHT VENTURE PARTNERS VII, L.P., a company organized and existing under the laws of the Cayman Islands, INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P., a company organized and existing under the laws of the Cayman Islands, INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P., a company organized and existing under the laws of the Cayman Islands, and INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P., a company organized and existing under the laws of Delaware (each, an “Insight Party” and collectively, the “Insight Parties”);

24.                               KPCB HOLDINGS, INC., a corporation organized and existing under the laws of the State of California, United States of America, as nominee, KPCB CHINA FUND, L.P., an exempted limited partnership registered under the laws of the Cayman Islands, with its registered address at PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, and KPCB CHINA FOUNDERS FUND, L.P., an exempted limited partnership registered under the laws of the Cayman Islands, with its registered address at PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (together with KPCB Holdings, Inc., as nominee, and KPCB China Fund, L.P., each a “KPCB Party” and collectively “KPCB”);

25.                               OELAND INVESTMENTS II LLC, a limited liability company organized and existing under the laws of the State of Delaware, United States of America (“Oeland”);

26.                               GOOD FORTUNE CAPITAL II, LLC, a limited liability company organized and existing under the laws of the State of California, United States of America (“Good Fortune”);

27.                               IGSB INTERNAL VENTURE FUND II, LLC, a limited liability company organized and existing under the laws of the State of California, United States of America (“IGSB”);

28.                               CLASSROOM INVESTMENTS INC., a wholly owned subsidiary of Ontario Teachers’ Pension Plan Board and a company organized and existing under the laws of the Province of Ontario, Canada (“Classroom”);

29.                               SUPREME UNIVERSAL HOLDINGS LTD., a company organized and existing under the laws of the Cayman Islands (“Supreme Universal”);

30.                               GOLDSTONE CAPITAL LTD., a company organized and existing under the laws of Guernsey (“Goldstone Capital”);

31.                               KINGDOM 5-KR-225, LTD., a limited liability company organized and existing under the laws of the Cayman Islands (“Kingdom 225”);

32.                               KINGDOM 5-KR-232, LTD., a limited liability company organized and existing under the laws of the Cayman Islands (“Kingdom 232”, together with Supreme Universal, Goldstone Capital and Kingdom 225, each a “Kingdom Party”, and collectively “Kingdom”);

33.                               CHINA LIFE TRUSTEES LIMITED, a limited liability company organized and existing under the laws of Hong Kong (“China Life”); and

34.                               HUANG RIVER INVESTMENT LIMITED, a British Virgin Islands company limited by shares (collectively with its successors and Affiliate permitted transferees, “Tencent”).

Best Alliance is referred to herein as the “Series A Investor,” Strong Desire and Grandwin are referred to collectively herein as the “Series B Investors” and each, a “Series B Investor.”  Gaoling (in its capacity of a holder of Series C Preferred Shares), Madrone and United Sheen are referred to herein as the “Series C Investors” and each, a “Series C Investor.”  Best Alliance, Tiger, Strong Desire, Grandwin, Gaoling (in its capacity of a holder of Series C Preferred Shares and of the Gaoling Ordinary Shares), Madrone, United Sheen, the DST Global Parties, the Sequoia Parties, the Insight Parties, KPCB, Oeland, Good Fortune, IGSB, Classroom, Kingdom, China Life and Tencent are referred to collectively herein as the “Investors,” and each, an “Investor.”

Jingdong Century, Jiangsu Subsidiary (as defined below), Shanghai Subsidiary (as defined below), Guangzhou Subsidiary (as defined below), Chengdu Subsidiary (as defined below), Jiangsu Yuanmai (as defined below), Beijing Subsidiary (as defined below), Wuhan Subsidiary (as defined below), Shenyang Subsidiary (as defined below), Beijing Shangke (as defined below), Beijing Jingbangda, Shanghai Shengdayuan and Tianjin Star East are referred to collectively herein as the “PRC Subsidiaries” and each, a “PRC Subsidiary.”  The Company, the Offshore Subsidiaries (as defined in Gaoling Ordinary Share Purchase Agreement (as defined below)), the PRC Subsidiaries, the PRC Affiliates, and any other entity whose financial statements are consolidated with those of the Company in accordance with generally accepted accounting principles in the United States (the “US GAAP”) and are recorded on the books of the Company for financial reporting purposes are referred to collectively herein as the “Group Companies,” and each, a “Group Company.”

Unless otherwise indicated, all share numbers and per share price in this Agreement give effect to the 5-for-1 share split of the Company’s Ordinary shares and Preferred Shares (each as defined below) which became effective on April 18, 2012.

RECITALS

A.                                    The Company, Max Smart, the Founder and Best Alliance and certain other parties have entered into a Preferred Share Purchase Agreement dated January 25, 2007 (the “Series A Preferred Share Purchase Agreement”), under which the Company issued and allotted an aggregate of 155,000,000 Series A Preferred Shares (as defined below) to the Series A Investor and other investors thereunder and a warrant exercisable at an aggregate price of US$5,000,000 for 130,940,000 Series A Preferred Shares to the Series A Investor.

B.                                    The Company, Max Smart, Jingdong Century, Jingdong 360, the Founder, Best Alliance, Capital Today Investment XIII Limited (“CTI”) and the Series B Investors have entered into a Series B Preferred Share Purchase Agreement dated December 19, 2008 (the “Series B Preferred Share Purchase Agreement”), under which the Company issued and allotted an aggregate of 235,310,000 Series B Preferred Shares (as defined below) to CTI and the Series B Investors.

C.                                    The Company, Max Smart, Jingdong Century, certain other PRC Subsidiaries, Jingdong 360, the Founder and Tiger Global Five have entered into an Ordinary Share Purchase Agreement dated December 31, 2009, under which the Company issued and allotted an aggregate of 278,167,400 Ordinary Shares (as defined below) to Tiger Global Five.

D.                                    Tiger Global Five and eleven employee shareholders of the Company have entered into a Share Purchase Agreement dated February 26, 2010, under which the sellers thereunder transferred 3,225,000 Ordinary Shares to Tiger Global Five.

E.                                     The Company, the Founder, KAIXIN and ACCURATE WAY have entered into an Ordinary Share Purchase Agreement dated March 17, 2010 (the “KX & AW Ordinary Share Purchase Agreement”), under which the Company issued and allotted an aggregate of 6,692,750 Ordinary Shares to KAIXIN and 3,346,375 Ordinary Shares to ACCURATE WAY (the Ordinary Shares issued pursuant to the KX & AW Ordinary Share Purchase Agreement (excluding the Good Fortune Shares and IGSB Shares (as defined below)) are referred to collectively herein as “KX & AW Shares”).

F.                                      The Company, Max Smart, CTI, Strong Desire, Grandwin, Tiger 360Buy and certain individual shareholders have entered into an Ordinary Share Purchase Agreement dated May 14, 2010 (the “May 2010 Ordinary Share Purchase Agreement”), under which Max Smart, CTI, Strong Desire, Grandwin and certain individual shareholders transferred an aggregate of 144,944,615 Ordinary Shares (as originally held as Ordinary Shares or redesignated as such) to Tiger 360Buy.

G.                                    The Company, Max Smart, Tiger 360Buy and certain individual shareholders have entered into (i) a rescission agreement dated September 3, 2010 and (ii) a share purchase agreement dated September 3, 2010 (the “Tiger Ordinary Share Purchase Agreement”), under which the transaction between Max Smart, certain individual shareholders and Tiger 360Buy under the May 2010 Ordinary Share Purchase Agreement was reversed, and the Company issued and allotted 9,920,000 Ordinary Shares to Tiger 360Buy on the closing date contemplated thereby.

H.                                   Best Alliance, Strong Desire, Grandwin, Gaoling Fund, L.P. and YHG Investment, L.P. have entered into a Series C Preferred Shares Sale and Purchase Agreement dated September 9, 2010 (the “Series C Preferred Shares Transfer Agreement”), under which the sellers thereunder transferred an aggregate of 80,078,055 shares of the Company to Gaoling Fund, L.P. and YHG Investment, L.P., which were reclassified into Series C Preferred Shares at the closing of the transfer.

I.                                        The Company, Max Smart, the Founder, the PRC Subsidiaries, Jingdong 360 and the Series C Investors, which consisted of Gaoling Fund, L.P., YHG Investment, L.P., Madrone Partners, L.P. and United Sheen Limited at the time, have entered into a Series C

Preferred Share Subscription Agreement dated September 9, 2010 (the “Series C Preferred Share Subscription Agreement,” together with the Series C Preferred Shares Transfer Agreement dated September 9, 2010, collectively, the “Series C Preferred Share Purchase Agreements”), under which the Company issued and allotted an aggregate of 178,238,250 Series C Preferred Shares (as defined below) to the Series C Investors.  The Series A Preferred Share Purchase Agreement, Series B Preferred Share Purchase Agreement and Series C Preferred Share Purchase Agreements are referred to collectively herein as the “Preferred Shares Purchase Agreements.”

J.                                        Under the Series C Preferred Share Subscription Agreement, the Company granted and issued warrants to Gaoling Fund, L.P. and YHG Investment, L.P. (collectively, the “Warrants”), pursuant to which Gaoling Fund, L.P. and YHG Investment, L.P. are entitled to subscribe for a certain number of the Ordinary Shares of the Company. Gaoling Fund, L.P. acquired 83,952,800 Ordinary Shares by exercising the Warrants and transferred the said 83,952,800 Ordinary Shares to its affiliated entity, HHGL 360Buy Holdings, Ltd. Max Smart, the Founder and HHGL 360Buy Holdings, Ltd. have entered into an Ordinary Share Purchase Agreement dated May 1, 2013 (the “Gaoling Ordinary Share Purchase Agreement”), under which Max Smart transferred 2,524,716 Ordinary Shares, to HHGL 360Buy Holdings, Ltd. For purposes of this Agreement, the Ordinary Shares owned by Gaoling as of the date of this Agreement (including those issued and outstanding pursuant to the exercise of the Warrants and those purchased pursuant to the Gaoling Ordinary Share Purchase Agreement) and any other Ordinary Shares outstanding and otherwise acquired by Gaoling or its Affiliate (as defined below) shall be hereinafter referred to as “Gaoling Ordinary Shares.”  For purposes of this Agreement, “Affiliate” shall mean with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), such Person’s principal and any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person or such Person’s principal, including, without limitation any general partner, officer or director of such Person or such Person’s principal and any venture capital fund, private equity fund or hedge fund or similar funds now or hereafter existing which is controlled by or under common control with one or more general partners controlling such Person or such Person’s principal or shares with such Person or such Person’s principal the same management company controlling such Person or such Person’s principal .

K.                                   The Company, Max Smart, Jingdong Century, certain other PRC Subsidiaries, the PRC Affiliates, the Founder and certain of the DST Global Parties have entered into an Ordinary Share Purchase Agreement dated March 29, 2011 (the “First DST Global Ordinary Share Purchase Agreement”), under which the Company issued and allotted an aggregate of 94,295,585 Ordinary Shares to such DST Global Parties.

L.                                     The Company, Max Smart, Jingdong Century, certain other PRC Subsidiaries, the PRC Affiliates, the Founder and certain of the DST Global Parties have entered into a Second Ordinary Share Purchase Agreement dated May 27, 2011 (the “Second DST Global Ordinary Share Purchase Agreement”), under which the Company issued and allotted an aggregate of 123,251,885 Ordinary Shares to such DST Global Parties.

M.                                 The Company, Max Smart, Jingdong Century, certain other PRC Subsidiaries, the PRC Affiliates, the Founder and DST China EC X, L.P. have entered into an Ordinary Share Purchase Agreement dated February 6, 2013 (the “Third DST Global Ordinary

Share Purchase Agreement”), under which the Company issued and allotted 8,196,995 Ordinary Shares to DST China EC X, L.P. The Ordinary Shares owned by the DST Global Parties as of the date of this Agreement (including those purchased pursuant to the First DST Global Ordinary Share Purchase Agreement, the Second DST Global Ordinary Share Purchase Agreement and the Third DST Global Ordinary Share Purchase Agreement) or hereafter acquired by any DST Global Party or its Affiliates are hereinafter referred to as the “DST Global Shares.”

N.                                    The Company, Max Smart, Jingdong Century, certain other PRC Subsidiaries, the PRC Affiliates, the Founder, the Sequoia Parties and the Insight Parties have entered into an Ordinary Share Purchase Agreement dated June 28, 2011 (the “Sequoia Ordinary Share Purchase Agreement”), under which the Company issued and allotted an aggregate of 59,099,095 Ordinary Shares to such Sequoia Parties and Insight Parties. The Ordinary Shares issued to the Sequoia Parties at the closing under and as defined in the Sequoia Ordinary Share Purchase Agreement or hereafter acquired by any Sequoia Party or its Affiliates are hereinafter referred to as the “Sequoia Shares”.  The Ordinary Shares issued to the Insight Parties at the closing under and as defined in the Sequoia Ordinary Share Purchase Agreement or hereafter acquired by any Insight Party or its Affiliates are hereinafter referred to as the “Insight Shares.”

O.                                    KPCB and Best Alliance have entered into a Share Sale and Purchase Agreement dated August 24, 2011 (the “KPCB Purchase Agreement”), under which Best Alliance sold to KPCB in the aggregate 23,408,305 shares of Series A Preferred Shares, and upon closing the 23,408,305 shares of Series A Preferred Shares sold to KPCB thereunder have been redesignated into Ordinary Shares of the Company.  The Ordinary Shares acquired by KPCB which were redesignated from Series A Preferred Shares under the KPCB Purchase Agreement or hereafter acquired by KPCB or its Affiliates are hereinafter referred to as the “KPCB Shares”.

P.                                      Oeland and Best Alliance have entered into a Share Sale and Purchase Agreement dated August 24, 2011 (the “Oeland Purchase Agreement”), under which Best Alliance sold to Oeland 5,507,835 shares of Series A Preferred Shares, and upon closing the 5,507,835 shares of Series A Preferred Shares sold to Oeland thereunder have been redesignated into Ordinary Shares of the Company.  The Ordinary Shares acquired by Oeland which were redesignated from Series A Preferred Shares under the Oeland Purchase Agreement or hereafter acquired by Oeland or its Affiliates are hereinafter referred to as the “Oeland Shares”.

Q.                                    Good Fortune and Best Alliance have entered into a Share Sale and Purchase Agreement dated August 24, 2011 (the “Good Fortune Agreement 1”), under which Best Alliance sold to Good Fortune 550,785 shares of Series A Preferred Shares, and upon closing the 550,785 shares of Series A Preferred Shares sold to Good Fortune thereunder have been redesignated into Ordinary Shares of the Company.  The Ordinary Shares acquired by Good Fortune which were redesignated from Series A Preferred Shares under the Good Fortune Purchase Agreement 1 or hereafter acquired by Good Fortune or its Affiliates are hereinafter referred to as the “Good Fortune Shares 1”.

R.                                    Good Fortune, IGSB and Accurate Way have entered into an Ordinary Share Sale and Purchase Agreement dated August 24, 2011 (the “Good Fortune Purchase

Agreement 2”, together with “Good Fortune Purchase Agreement 1”, the “Good Fortune Purchase Agreements”), under which Accurate Way sold 481,935 Ordinary Shares and 344,240 Ordinary Shares to Good Fortune and IGSB respectively.  The Ordinary Shares sold to Good Fortune under the Good Fortune Purchase Agreement 2 or hereafter acquired by Good Fortune or its Affiliates are hereinafter referred to as the “Good Fortune Shares 2”, together with “Good Fortune Shares 1”, the “Good Fortune Shares”.  The Ordinary Shares sold to IGSB under the Good Fortune Purchase Agreement 2 or hereafter acquired by IGSB or its Affiliates are hereinafter referred to as the “IGSB Shares”.

S.                                      On April 18, 2012, the Company effected a 5-for-1 share split whereby each of its  issued and outstanding ordinary shares of a par value of $0.0001 each was converted into five  ordinary shares of a par value of $0.00002 each (the “Ordinary Shares”), each of its issued and outstanding series A preferred shares of a par value of $0.0001 each was converted into five series A preferred shares of a par value of $0.00002 each (the “Series A Preferred Shares”), each of its issued and outstanding series B preferred shares of a par value of $0.0001 each was converted into five series B preferred shares of a par value of $0.00002 each (the “Series B Preferred Shares”), all of its issued and outstanding series C preferred shares of a par value of $0.0001 each was converted into five series C preferred shares of a par value of $0.00002 each (the “Series C Preferred Shares” and collectively with the Series A Preferred Shares and the Series B Preferred Shares, the “Preferred Shares”). The share split is retroactively reflected in this Agreement.

T.                                     The Company, Max Smart, Jingdong Century, certain other PRC Subsidiaries, the PRC Affiliates, the Founder, Classroom and Tiger 360Buy have entered into an Ordinary Share Purchase Agreement dated November 1, 2012 (the “Classroom Ordinary Share Purchase Agreement”), under which the Company issued and allotted 44,182,531 and 18,935,370 Ordinary Shares to Classroom and Tiger 360Buy, respectively. The Ordinary Shares issued to Classroom pursuant to the Classroom Ordinary Share Purchase Agreement or hereafter acquired by Classroom or its Affiliates are hereinafter referred to as the “Classroom Shares.”  The Ordinary Shares owned by Tiger as of the date of this Agreement or hereafter acquired by Tiger or its Affiliates are hereinafter referred to as the “Tiger Shares.”

U.                                    The Company, Max Smart, Jingdong Century, certain other PRC Subsidiaries, the PRC Affiliates, the Founder and Kingdom have entered into an Ordinary Share Purchase Agreement dated January 23, 2013 (the “Kingdom Ordinary Share Purchase Agreement”), under which the Company issued and allotted (a) 18,935,370 Ordinary Shares to Supreme Universal, (b) 18,935,370 Ordinary Shares to Goldstone Capital, (c) 31,558,951 Ordinary Shares to Kingdom 225, and (d) 31,558,951 Ordinary Shares to Kingdom 232. The Ordinary Shares issued to Supreme Universal, Goldstone Capital, Kingdom 225 and Kingdom 232 pursuant to the Kingdom Ordinary Share Purchase Agreement or hereafter acquired by Kingdom or their Affiliates are hereinafter referred to as the “Kingdom Shares.”

V.                                    Strong Desire and China Life have entered into a Share Sale and Purchase Agreement dated December 4, 2013 (the “China Life Purchase Agreement”). Under the China Life Purchase Agreement, Strong Desire had 25,247,161 shares of Series B Preferred Shares converted into 25,247,161 Ordinary Shares immediately before the closing and transferred the 25,247,161 Ordinary Shares to China Life upon the closing. The Ordinary Shares acquired by China Life under the China Life Purchase Agreement or hereafter acquired by China Life or its Affiliates are hereinafter referred to as the “China Life Shares”.

W.                                 The Company, Tencent Parent, a company organized under the laws of Cayman Islands (“Tencent Parent”) and Tencent have entered into a Share Subscription Agreement dated March 10, 2014 (the “Tencent Share Subscription Agreement”). Under the Tencent Share Subscription Agreement, the Company issued and allotted 351,678,637 Ordinary Shares to Tencent. Tencent Parent, Tencent and the Company have also agreed to a subscription of additional Ordinary Shares by Tencent under the terms of a Stock Purchase Agreement dated March 10, 2014 (the “Tencent IPO Subscription Agreement”). The Ordinary Shares issued to Tencent pursuant to the Tencent Share Subscription Agreement or hereafter acquired by Tencent or its Affiliates under the Tencent IPO Subscription Agreement, and after deducting the Free Tencent Shares (as defined below), are hereinafter referred to as the “Tencent Shares.”

X.                                    上海圆迈贸易有限公司 was established as a limited liability company under the laws of the PRC and wholly-owned by Jingdong Century (the “Shanghai Subsidiary”).

Y.                                    广州晶东贸易有限公司 was established as a limited liability company under the laws of the PRC and wholly-owned by Jingdong Century (the “Guangzhou Subsidiary”).

Z.                                     江苏京东信息技术有限公司 was established as a limited liability company under the laws of the PRC and wholly-owned by Jingdong Century (the “Jiangsu Subsidiary”).

AA.                           成都京东世纪贸易有限公司 was established as a limited liability company under the laws of the PRC and wholly-owned by Jingdong Century (the “Chengdu Subsidiary”).

BB.                           北京京东世纪信息技术有限公司 was established as a limited liability company under the laws of the PRC and wholly-owned by Jingdong Century (the “Beijing Subsidiary”).

CC.                           江苏圆迈贸易有限公司 was established as a limited liability company under the laws of the PRC and wholly-owned by Jingdong Century (“Jiangsu Yuanmai”).

DD.                           武汉京东世纪贸易有限公司 was established as a limited liability company under the laws of the PRC and wholly-owned by Jingdong Century (“Wuhan Subsidiary”).

EE.                             沈阳京东世纪贸易有限公司 was established as a limited liability company under the laws of the PRC and wholly-owned by Jingdong Century (“Shenyang Subsidiary”).

FF.                               北京京东尚科信息技术有限公司 was established as a limited liability company under the laws of the PRC and wholly-owned by Jingdong Century (“Beijing Shangke”)

GG.                           The Company, the Founder, certain of the Investors and certain other parties named therein have entered into the Twelfth Amended and Restated Shareholders Agreement dated as of December 11, 2013 (the “Prior Shareholders Agreement”).

HH.                         In connection with the consummation of the transactions contemplated by the Tencent Share Subscription Agreement, the parties hereto amend and restate in its entirety the Prior Shareholders Agreement and instead enter into this Agreement and the ancillary agreements for the governance, management and operations of the Group Companies and for the rights and obligations between and among the Company and its shareholders.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1                               Information and Inspection Rights.

(a)                                 Information Rights.  Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares, Tiger Shares, Gaoling Ordinary Shares, DST Global Shares, Sequoia Shares, Classroom Shares, Kingdom Shares, China Life Shares or Tencent Shares are outstanding, the Group Companies shall deliver to (i) each Investor that owns in the aggregate more than 75,000,000 Preferred Shares and/or Tiger Shares and/or Gaoling Ordinary Shares and/or DST Global Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (ii) for so long as the Sequoia Parties collectively own at least 39,821,655 of the Sequoia Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), the Sequoia Parties, (iii) for so long as Classroom owns at least 44,182,531 of the Classroom Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), Classroom, (iv) for so long as Kingdom owns in the aggregate at least 75,000,000 of the Kingdom Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), each Kingdom Party, (v) for so long as China Life owns at least 25,247,161 of the China Life Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), China Life, (vi) for so long as Strong Desire owns at least 53,640,484 Series B Preferred Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), Strong Desire and (vii) for so long as Tencent owns at least 75,000,000 of the Tencent Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like) Tencent (each of such foregoing Investors, a “Major Investor”):

(i)                                     audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year, prepared in accordance with US GAAP or any internationally recognized accounting standards and audited by a reputable accounting firm mutually agreed upon by the Company and the holders of a majority of the voting power of the then outstanding Preferred Shares, Tiger Shares, Gaoling Ordinary Shares, DST Global Shares, Sequoia Shares, Classroom Shares, Kingdom Shares and Tencent Shares then outstanding (voting together as a single class and calculated on an as converted basis) (the “Required Consenters”);

(ii)                                  unaudited monthly consolidated financial statements, within thirty (30) days of the end of each month;

(iii)                               unaudited quarterly consolidated financial statements, within forty-five (45) days of the end of each fiscal quarter;

(iv)                              an annual capital expenditure and operations budget and strategic plan for the approval of the Board of Directors of the Company (the “Board”) for the following fiscal year, within forty-five (45) days prior to the end of each fiscal year;

(v)                                 copies of all Company’s documents or other Company’s information sent to any shareholder of the Company; and

(vi)                              such information, in the form reasonably requested by the applicable Investors, for the purposes of preparing any report, return, declaration, certification or other document or filing to be submitted by such Investor (or its Affiliates) to any tax authority, securities authority or any other regulatory authority or any stock exchange (the above rights, collectively, the “Information Rights”).  All financial statements to be provided to such holder of Preferred Shares or Tiger Shares or Gaoling Ordinary Shares or DST Global Shares or Sequoia Shares or Classroom Shares or Kingdom Shares or China Life Shares or Tencent Shares pursuant to this Section 1.1(a) shall include an income statement, a balance sheet, a cash flow statement, and a statement of changes in shareholders’ equity for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with US GAAP or any internationally recognized accounting standards.

(b)                                 Inspection Rights.  Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares, Tiger Shares, Gaoling Ordinary Shares, DST Global Shares, Sequoia Shares, Classroom Shares, Kingdom Shares, China Life Shares or Tencent Shares are outstanding, each Major Investor shall have (i) the right to inspect facilities, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Group Companies, and (ii) the right to discuss the business, operations and conditions of the Group Company with their respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”).  The Company shall enter into a management rights letter with each of the Major Investors upon the latter’s request in such form as the Major Investors may reasonably require.

(c)                                  Information Rights of Minority Series C Investors.  The Group Companies shall deliver to each of the Series C Investors other than Gaoling audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year, prepared in accordance with US GAAP or any internationally recognized accounting standards and audited by an reputable accounting firm mutually agreed upon by the Company and the Required Consenters.

(d)                                 Additional DST Global Information Rights.  In addition to the Information Rights, each DST Global Party shall be entitled to the following: (i) within forty-five (45) days after the end of each fiscal year and promptly following any sale or any issuance or allotment by the Company of any equity securities of the Company, including any Preferred Shares, Ordinary Shares, Warrants, options, other warrants or any other equity-linked securities of the Company or rights to acquire any of the foregoing, or upon any increase or change in any option pool or the ESOP (as defined below), the Company shall deliver to each DST Global Party a current, fully-diluted capitalization table of the Company certified by the Chief Financial Officer of the Company; provided, however, that no such capitalization table shall be required in connection with issuances of equity awards or any exercise thereof from the ESOP as in effect on the date hereof, (ii) within five (5) days after the transfer by any shareholder of any equity securities of the Company, including any Preferred Shares, Ordinary Shares, Warrants, options, other warrants or any other equity-linked securities of the Company or rights to acquire any of the foregoing, the Company shall deliver to each DST Global Party a current, fully-diluted capitalization table of the Company certified by the Chief Financial Officer of the Company, and (iii) within forty-five (45) days after the end of each fiscal quarter, the Company shall allow any DST Global Party to review, at the office of the Company, the Company’s quarterly financial report including the operational highlights, key performance indicators and financial results (collectively (i), (ii) and (iii), the “Additional DST Global Information Rights”).

(e)                                  KPCB Observer Rights.  For so long as KPCB and its Affiliates continue to own at least 3,121,107 KPCB Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), the Company shall invite a representative of KPCB, who shall initially be Mary Meeker, to attend all meetings of its Board of Directors (and any committees thereof) in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors (the “KPCB Observer Rights”); provided, however, that the Board, acting in good faith and upon advice of legal counsel, reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of highly confidential proprietary technical information.

(f)                                   Additional Classroom Information Rights.  In addition to the Information Rights, Classroom shall be provided with a current, fully-diluted capitalization table of the Company on or prior to November 1 of each year (the “Additional Classroom Information Rights”).

(g)                                  Kingdom’s Right to Attend the Meetings.  For so long as Kingdom and its Affiliates continue to own in aggregate at least 75,000,000 Kingdom Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), the Company shall invite a representative of Kingdom to attend, in a nonvoting capacity, the meetings of the Board of Directors in which representatives from certain other existing shareholders, other than the incumbent directors and observer, are also invited, and shall give Kingdom’s representative copies of all notices, minutes, consents and other materials that it provides to its directors and observer (the “Kingdom’s Rights to Attend the Meetings”); provided, however, that the Company reserves the rights to withhold any information and to exclude Kingdom’s representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-

client privilege between the Company and its counsel or result in disclosure of highly confidential proprietary technical information.

(h)                                 Additional Kingdom Information Rights.  In addition to the Information Rights, Kingdom shall be entitled to the following:

(i)                                     within forty-five (45) days after the end of each fiscal year and promptly following any sale or any issuance or allotment by the Company of any equity securities of the Company, including any Preferred Shares, Ordinary Shares, Warrants, options, other warrants or any other equity-linked securities of the Company or rights to acquire any of the foregoing, or upon any increase or change in any option pool or the ESOP, the Company shall deliver to each Kingdom Party a current, fully-diluted capitalization table of the Company certified by the Chief Financial Officer of the Company; provided, however, that no such capitalization table shall be required in connection with issuances of equity awards or any exercise thereof from the ESOP as in effect on the date hereof,

(ii)                                  within five (5) days after the transfer by any shareholder of any equity securities of the Company, including any Preferred Shares, Ordinary Shares, Warrants, options, other warrants or any other equity-linked securities of the Company or rights to acquire any of the foregoing, the Company shall deliver to each Kingdom Party a current, fully-diluted capitalization table of the Company certified by the Chief Financial Officer of the Company, and

(iii)                               within forty-five (45) days after the end of each fiscal quarter, the Company shall allow each Kingdom Party to review, at the office of the Company, the Company’s quarterly financial report including the operational highlights, key performance indicators and financial results (collectively (i), (ii) and (iii), the “Additional Kingdom Information Rights”).

(i)                                     Additional Tencent Information Rights.  In addition to the Information Rights, Tencent shall be entitled to the following:

(i)                                     within forty-five (45) days after the end of each fiscal year and promptly following any sale or any issuance or allotment by the Company of any equity securities of the Company, including any Preferred Shares, Ordinary Shares, Warrants, options, other warrants or any other equity-linked securities of the Company or rights to acquire any of the foregoing, or upon any increase or change in any option pool or the ESOP, the Company shall deliver to Tencent a current, fully-diluted capitalization table of the Company certified by the Chief Financial Officer of the Company; provided, however, that no such capitalization table shall be required in connection with issuances of equity awards or any exercise thereof from the ESOP as in effect on the date hereof,

(ii)                                  within five (5) days after the transfer by any shareholder of any equity securities of the Company, including any Preferred Shares, Ordinary Shares, Warrants, options, other warrants or any other equity-linked securities of the Company or rights to acquire any of the foregoing, the Company shall deliver to Tencent a current, fully-diluted capitalization table of the Company certified by the Chief Financial Officer of the Company, and

(iii)                               within forty-five (45) days after the end of each fiscal quarter, the Company shall allow Tencent to review, at the office of the Company, the Company’s quarterly financial report including the operational highlights, key performance indicators and financial results (collectively (i), (ii) and (iii), the “Additional Tencent Information Rights”).

(j)                                    China Life’s Right to Attend the Meetings.  For so long as China Life and its Affiliates continue to own in aggregate at least 25,247,161 China Life Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), the Company shall invite a representative of China Life to attend, in a nonvoting capacity, the meetings of the Board of Directors in which representatives from certain other existing shareholders, other than the incumbent directors and observer, are also invited, and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors and observer  (the “China Life’s Right to Attend the Meetings”); provided, however, that the Company reserves the rights to withhold any information and to exclude China Life’s representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of highly confidential proprietary technical information.

(k)                                 Termination of Rights.  The Information Rights, Inspection Rights, the information rights of the minority Series C Investors, the Additional DST Global Information Rights, the KPCB Observer Rights, the Additional Classroom Information Rights, Kingdom’s Right to Attend the Meetings, the Additional Kingdom Information Rights, the Additional Tencent Information Rights and China Life’s Right to Attend the Meetings, set forth in this Section 1.1 shall terminate upon consummation of a firm commitment underwritten public offering of the Company’s Ordinary Shares in the United States that has been registered under the United States Securities Act of 1933, as amended from time to time, including any successor statutes (the “Securities Act”), with an implied pre-offering valuation of the Company of at least US$4.162 per share (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), or in a similar public offering of the Ordinary Shares of the Company in the Hong Kong Special Administrative Region of the PRC (“Hong Kong”) or another jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange (a “Qualified IPO”).  A “Qualified IPO” shall also include other offering that does not satisfy the foregoing gross proceeds and pre-offering valuation requirements provided that the Required Consenters have expressly agreed in writing that such an offering shall be deemed a “Qualified IPO.”

1.2                               Board of Directors.  The Second Amended and Restated Memorandum and Articles of Association of the Company (as amended, the “Restated Memorandum and Articles”) shall provide that the Board of the Company shall consist of no more than eleven (11) members, which number of members shall not be changed except pursuant to an amendment to the Restated Memorandum and Articles.  Effective from the date hereof:

(a)                                 So long as Tiger holds in aggregate more than 75,000,000 Tiger Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), it shall be entitled to appoint and remove one (1) director (the “Tiger Director”);

(b)                                 So long as Best Alliance holds more than 75,000,000 Series A Preferred Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), it shall be entitled to appoint and remove one (1) director (the “Series A Director”);

(c)                                  So long as Strong Desire holds at least 53,640,484  Series B Preferred Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), it shall be entitled to appoint and remove one (1) director (the “Series B Director”);

(d)                                 So long as Gaoling holds in aggregate more than 75,000,000 Series C Preferred Shares and Gaoling Ordinary Shares taken as a whole (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), it shall be entitled to appoint and remove one (1) director (the “Series C Director”);

(e)                                  So long as Tencent holds in aggregate at least 80% of the Tencent Shares acquired pursuant to the Tencent Share Subscription Agreement (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), Tencent shall be entitled to appoint, remove and replace, from time to time, one (1) director (the “Tencent Director”); provided, that, (1) the initial Tencent Director shall be Mr. Martin Lau and (2) any successor Tencent Director shall hold a position within Tencent Parent or any successor entity that is similar or higher than that held by Mr. Martin Lau as of the date hereof unless the Company otherwise consents in writing; and

(f)                                   Max Smart shall be entitled to appoint and remove all the remaining directors of the Company, in any event no less than six (6) directors (the “Max Smart Directors”), one of which shall be the chairman of the Board.

The Tiger Director, the Series A Director, the Series B Director, the Series C Director and the Tencent Director are hereinafter collectively referred to as “Investor Directors” or individually an “Investor Director.”  Each of the Investor Directors shall have one (1) vote.  The Max Smart Directors shall in total have six (6) votes, and if Max Smart appoints less than six (6) Max Smart Directors, each such appointed Max Smart Director shall have one (1) vote; provided, however, that in the case of the Founder being one of the Max Smart Directors, the Founder shall have a number of votes that is equal to (i) six (6) minus (ii) the number of the other Max Smart Directors (if any) that are actually appointed by Max Smart.

1.3                               Election and Removal of Board Members.  Each shareholder of the Company that is a party to this Agreement also agrees to vote all of his, her or its shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) each director appointed pursuant to Section 1.2 may be elected to the Board; (ii) no director elected pursuant to Section 1.2 may be removed from office unless the person(s) or entity(ies) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat; and (iii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 1.2 shall be filled pursuant to the provisions of Section 1.2.  Each shareholder of the Company that is a party to this Agreement agrees to execute any written consents required to effectuate the obligations of this Section 1.3, and the Company agrees at the request of any shareholder entitled to designate directors pursuant to Section 1.2 to call a meeting or a class meeting of shareholders for the purpose of electing directors.

1.4                               Assignment of Tiger Director Appointment Right.  If Tiger, at its sole discretion, elects to renounce its right to appoint and remove a director pursuant to Section 1.2, Max Smart shall be entitled to fill such vacancy; provided that such actions comply with the then effective memorandum and articles of association of the Company and any applicable laws and regulations.  Tiger agrees to use its reasonable best efforts to effectuate the election of such Max Smart’s designee(s) to fill such vacancy on the Board, including without limitation, to vote for such election at a special meeting of shareholders of the Company, or execute written consent, for the purpose of electing directors of the Company.

1.5                               Assignment of Tencent Director Appointment Right.  If Tencent, at its sole discretion, elects to renounce its right to appoint and remove a director pursuant to Section 1.2, Max Smart shall be entitled to fill such vacancy; provided that such actions comply with the then effective memorandum and articles of association of the Company and any applicable laws and regulations.  Tencent agrees to use its reasonable best efforts to effectuate the election of such Max Smart’s designee(s) to fill such vacancy on the Board, including without limitation, to vote for such election at a special meeting of shareholders of the Company, or execute written consent, for the purpose of electing directors of the Company.

1.6                               Compensation Committee and Audit Committee.  Subject to applicable listing requirements, the Company shall set up a compensation committee (the “Compensation Committee”) and an audit committee (the “Audit Committee”) (collectively, the “Committees”) at the time determined by the Board, each consisting of at least seven (7) members, including the Tiger Director, the Series C Director, and four (4) members nominated by Max Smart.  The Compensation Committee shall be responsible for evaluating and recommending to the Board for action all matters related to the Company’s annual compensation and/or bonus plan, share option plan, and directors, officers and employees related compensation matters.  The Audit Committee shall be responsible for internal audit and nomination of auditors for the Company.  Any recommendation to be made to the Board shall require the approval by the majority of the members of the relevant Committee(s).  Unless otherwise determined by the respective Committee, meetings of the Committees shall be held at least every three months.

1.7                               Termination.  Sections 1.2 to 1.6 shall terminate upon a Qualified IPO.

1.8                               Tencent Director Appointment Post-IPO. Following a Qualified IPO, (i) until the date that is the earlier of (a) three years following the date hereof and (b) the date on which Tencent holds less than 75% of the Tencent Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), Tencent shall have the right to designate one (1) director to the Board. The initial Tencent Director shall be Mr. Martin Lau and any successor Tencent Director shall hold a position within Tencent Parent or any successor entity that is similar or higher to that held by Mr. Martin Lau as of the date hereof unless the Company otherwise consents in writing. Subject to the immediately prior sentence, (i) Tencent may remove and replace such designee without cause or notice at any time in its sole discretion; and (ii) in the event of the death, disability, retirement, removal or resignation of such designee or any successor designee, Tencent shall have the exclusive right to designate another individual to fill such vacancy and serve on the Board, and the Company shall cause the Board to appoint such replacement designee to the Board.  The Company shall take all other actions as necessary or appropriate to appoint such designee or successor designees to the Board, provided however that notwithstanding the foregoing, under no circumstances shall the Company be required to convene a special meeting of shareholders solely for such purpose.  For so long as Tencent is so entitled to designate one (1) director to the Board, (i) the Company shall give the Tencent Director reasonable (given the totality of the circumstances) advance notice of any meeting of the Board, and (ii) to the extent any resolution of shareholders is required in connection therewith, Founder and Max Smart shall neither (i) vote against such candidate at the Company’s annual general meeting or any special meeting of shareholders, nor (ii) abstain from voting in such resolution. Founder and Max Smart further agree that they shall not vote in favor of any shareholder resolution seeking to remove the Tencent Director (or its successor nominated in compliance with this Section 1.8), nor abstain from voting if any such resolution is to be passed. For the avoidance of doubt, the Tencent Director shall not be eligible for retirement by rotation at any shareholder meeting of the Company, and the board shall re-appoint the Tencent Director if any time the Tencent Director is voted out at any meeting of the shareholders of the Company.

1.9                               Code of Conduct. In connection with the Qualified IPO, the Company shall adopt a code of conduct for its officers and employees (“Code of Conduct”), including amongst others, rules governing related party transactions, and providing for any waivers under such code of conduct relating to related party transactions to be only provided by the audit committee of the Board.

2.                                      REGISTRATION RIGHTS.

2.1                               Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any proposed public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in Hong Kong or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.  For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC (as defined below), shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.  In addition, “Form F-3” shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities laws if the Company is not at that time eligible to use Form F-3.

2.2                               Definitions.  For purposes of this Section 2:

(a)                                 Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

(b)                                 Registrable Securities.  The term “Registrable Securities” means:  (i) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any shares of Preferred Shares issued (A) under the Preferred Shares Purchase Agreements, or (B) pursuant to the Right of Participation (defined in Section 3.1), (ii) any Tiger Shares, (iii) any Gaoling Ordinary Shares, (iv) any KX & AW Shares, (v) any DST Global Shares, (vi) any Sequoia Shares, (vii) any Insight Shares, (viii) any KPCB Shares, (ix) any Oeland Shares, (x) any Good Fortune Shares, (xi) any IGSB Shares, (xii) any Classroom Shares, (xiii) any Kingdom Shares, (xiv) any China Life Shares provided that China life owns at least 25,247,161 of the China Life Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), (xv) any Tencent Shares, (xvi) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of the Company described in clause (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv) or (xv) of this subsection (b), and (xvii) any other Ordinary Shares of the Company owned or hereafter acquired by the holder(s) of Preferred Shares, Tiger Shares, Gaoling Ordinary Shares, KX & AW Shares, DST Global Shares, Sequoia Shares, Insight Shares, KPCB Shares, Oeland Shares, Good Fortune Shares, IGSB Shares, Classroom Shares, Kingdom Shares, China Life Shares (provided that, with respect to China Life Shares, such holders own at least 25,247,161 of the China Life Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like)) or Tencent Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities acquired or to be acquired by Founder, the Founder’s Associates (as defined below) or Max Smart, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)                                  Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)                                 Holder.  For purposes of this Section 2, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)                                  Form F-3.  The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                   SEC.  The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)                                  Registration Expenses.  The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders (to be selected by all the Holders), “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)                                 Selling Expenses.  The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i)                                     Exchange Act.  The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

2.3                               Demand Registration.

(a)                                 Request by Holders.  If the Company shall, at any time after the earlier of (i) the fifth (5th) anniversary of the date of this Agreement or (ii) six (6) months following a Qualified IPO, receive a written request from the Holders of at least fifteen percent (15%) of the Registrable Securities then Outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.3; and provided that (i) the Registrable Securities to be registered would exceed ten percent (10%) of the total Registrable Securities then Outstanding or (ii) the anticipated aggregate gross proceeds of such registration would exceed US$20,000,000, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(b).  The Company shall be obligated to effect no more than three (3) registrations pursuant to this Section 2.3.

For purposes of this Agreement, “Business Day” means any day (other than a Saturday, Sunday and public holiday) on which banks are open generally for normal banking business in Hong Kong, the PRC, Zurich, Switzerland, Canada, Saudi Arabia and the Cayman Islands.

(b)                                 Underwriting.  If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.  Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period.  A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4                               Piggyback Registrations.

(a)                                 The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)                                 Underwriting.  If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities excluded from any such registration is no more than seventy-five percent (75%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Not Demand Registration.  Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above.  There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5                               Form F-3.  At any time after the Company’s initial public offering, in case the Company shall receive from any Holder or Holders of fifteen percent (15%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will, so long as the Company is qualified to use Form F-3:

(a)                                 Notice.  Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance to all other Holders of Registrable Securities; and

(b)                                 Registration.  As soon as practicable, effect such registration and any related qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)                                     if Form F-3 is not available for such offering by the Holders;

(ii)                                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$5,000,000;

(iii)                               if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such ninety (90) day period;

(iv)                              if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b);

(v)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

(vi)                              if the Company has already effected no less than three (3) registrations pursuant to this Section 2.5 in any 12-month period.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)                                  Not Demand Registration.  Subject to Section 2.6 below, Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above.  Except as provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6                               Expenses.  All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company.  Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7                               Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of

Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                 Amendments and Supplements.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Prospectuses.  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky.  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)                                  Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                   Notification.  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) when such registration statement, the prospectus or any amendment or supplement thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to such registration statement or the prospectus included therein or for additional information; (iii) the issuance of any stop order by the SEC in respect of such registration statement, or (iv) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Opinion and Comfort Letter.  Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)                                 Other Obligations.

(i)                                     Use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or quotation system on which the Ordinary Shares issued by the Company are then listed or traded.

(ii)                                  Use its commercially reasonable efforts to obtain the withdrawal of any stop order issued by the SEC suspending the effectiveness of the relevant registration statement at the earliest possible time.

2.8                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.9                               Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)                                 By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                                  the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                               any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States

federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)                                 By Selling Holders.  To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this subsection 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                  Notice.  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                 Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival; Consents to Judgments and Settlements.  The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10                        Termination of the Company’s Obligations.  The Company shall have no obligations pursuant to Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4 or 2.5 more than two (2) years after the Qualified IPO, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

2.11                        No Registration Rights to Third Parties.  Except for transferees of Registrable Securities who are validly assigned the rights under this Section 2, without the prior written consent of the Required Consenters, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12                        Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.13                        Market Stand-Off.  Each shareholder of the Company that is a party to this Agreement agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters.  The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period.  The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other shareholders of the Company enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent.  The Company shall require all future acquirers of the Company’s securities to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

2.14                        Investors’ Right in Public Offering.  If any shares or securities of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) for the account of any shareholder of the Company, each holder of the Preferred Shares, Tiger Shares, Gaoling Ordinary Shares, KX & AW Shares, DST Global Shares, Sequoia Shares, Insight Shares, KPCB Shares, Oeland Shares, Good Fortune Shares, IGSB Shares, Classroom Shares, Kingdom Shares, China Life Shares (provided that, with respect to China Life Shares, the holder of China Life Shares owns at least 25,247,161 of the China Life Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like)) or Tencent Shares shall have the right to include a pro rata number of shares in the offering on terms and conditions no less favorable to such holder of the Preferred Shares, Tiger Shares, Gaoling Ordinary Shares, KX & AW Shares, DST Global Shares, Sequoia Shares, Insight Shares, KPCB Shares, Oeland Shares, Good Fortune Shares, IGSB Shares, Classroom Shares, Kingdom Shares, China Life Shares or Tencent Shares than to any other selling shareholder(s).

2.15                        Non-U.S. Listings.  Subject to the terms of this Agreement and the Restated Memorandum and Articles, if the Company seeks, for its own account or for the account of others, (a) to obtain a listing for any equity securities (including ADRs or ADSs), or (b) to register for public sale any such securities, in either case in a jurisdiction outside the United States, the Holders shall be provided, as a condition to such listing or registration, with registration rights in such other jurisdiction that are the same to the extent permitted by applicable laws, in all material respects, to the registration rights such Holders have with respect to listings or registrations in the United States pursuant to the terms of this Agreement.

2.16                        Tencent Shares. Notwithstanding the other provisions of this Section 2, the  rights of any holder of Tencent Shares under this Section 2 are subject to Section 4.12, and, prior to the Lock-Up Expiration Date, no holder of Tencent Shares may participate as a Holder in a Request Notice or any registration under Sections 2.3 through and including 2.15, unless (i) any filing for such registration is made no earlier than 1 month prior to the Lock-Up Expiration Date; and (ii) such registration is solely for the purpose of sale after the Lock-Up Expiration Date in compliance with Section 4.12; provided that notwithstanding Section 2.10, at any time during the two-year period following the Lock-Up Expiration  holders of a majority of the Tencent Shares shall have the right to demand on one occasion registration of the Tencent Shares in substantially the same manner as set forth in this Section 2, and the Company shall have the obligation to file a registration statement and use its best efforts to effect such registration,  and the provisions of Section 2.3 through and including 2.15 shall apply mutatis mutandis.

3.                                      RIGHT OF PARTICIPATION.

3.1                               General.  Each of (a) the holders of in the aggregate more than 75,000,000 Preferred Shares and/or the Gaoling Ordinary Shares then outstanding (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (b) Max Smart, (c) the holders of more than 75,000,000 Tiger Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (d) the holders of more than 75,000,000 DST Global Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (e) KAIXIN, (f) ACCURATE WAY, (g) any holder holding in aggregate more than 75,000,000 Preferred Shares and/or Gaoling Ordinary Shares, Tiger Shares, KX & AW Shares and/or DST Global Shares to which rights under this Section 3 have been duly assigned in accordance with Section 8, (h) the Sequoia Parties, so long as (A) they collectively own at least 39,821,655 of the Sequoia Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), or (B) the price per share of such issuance is less than US$3.632 (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), (i) the Insight Parties, so long as (x) neither of them has sold any Insight Shares held by it since the date hereof, (y) the DST Global Parties or the Sequoia Parties are exercising their rights under this Section 3 and (z) the price per share of such issuance is less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (j) KPCB, so long as (x1) it has not sold any KPCB Shares held by it since the date hereof, (y1) the DST Global Parties or the Sequoia Parties are exercising their rights under this Section 3 and (z1) the price per share of such issuance is less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (k) Oeland, so long as (x2) it has not sold any Oeland Shares held by it since the date hereof, (y2) the DST Global Parties or the Sequoia Parties are exercising their rights under this Section 3 and (z2) the price per share of such issuance is less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (l) Good Fortune, so long as (x3) it has not sold any Good Fortune Shares held by it since the date hereof, (y3) the DST Global Parties or the Sequoia Parties are exercising their rights under this Section 3 and (z3) the price per share of such issuance is less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (m) IGSB, so long as (x4) it has not sold any IGSB Shares held by it since the date hereof, (y4) the DST Global Parties or the Sequoia Parties are exercising their rights under this Section 3 and (z4) the price per share of such issuance is less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (n) Classroom, so long as (A) it owns at least 44,182,531 of the Classroom Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), and (B) the price per share of such issuance is less than US$3.961 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (o) each Kingdom Party, so long as Kingdom owns in aggregate more than 75,000,000 of the Kingdom Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (p) China Life, so long as (A)it owns at least 25,247,161 of the China Life Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), and (B) the price per share of such issuance is less than US$3.961 (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), (q) Strong Desire, so long as  (A) it owns at least 53,640,484 Series B Preferred Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), and (B) the price per share of such issuance is less than US$0.089 (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like) and (r) Tencent, so long as Tencent owns in aggregate more than 75,000,000 of the Tencent Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like) (each of (a) through (r), hereinafter referred to as a “Participation Rights Holder”), shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).  For avoidance of doubt, any Participation Rights Holder, if it does not exercise the Right of Participation, may only designate its Affiliate(s) to exercise its Right of Participation provided hereunder.

3.2                               Pro Rata Share.  A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares held by all of the Participation Rights Holders (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

3.3                               New Securities.  “New Securities” shall mean any Preferred Shares, Ordinary Shares or other shares of the Company and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares or other shares of the Company and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares; provided, however, that the term “New Securities” shall not include:

(a)                                 any Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the Company’s employee share option plans or otherwise for the primary purpose of soliciting or retaining their employment or services, in each case as approved by the Board and if applicable, in accordance with the then effective memorandum of association and articles of association of the Company;

(b)                                 any Ordinary Shares issued pursuant to the conversion of any Preferred Shares and/or the exercise of any Warrants outstanding from time to time;

(c)                                  any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(d)                                 any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(e)                                  any securities issued pursuant to a Qualified IPO (excluding for avoidance of doubt any issuance pursuant to the Tencent IPO Subscription Agreement); or

(f)                                   any securities issued in connection with the acquisition of another corporation or entity by the Company, whether by consolidation, merger, purchase of assets, sale or exchange of shares, or other reorganization.

3.4                               Procedures.

(a)                                 First Participation Notice.  In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities.  Each Participation Rights Holder shall have twenty (20) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share).  If any Participation Rights Holder fails to so agree in writing within such twenty (20) Business Day period to purchase such Participation Rights Holder’s full Pro Rata Share of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of New Securities that it did not agree to purchase.

(b)                                 Second Participation Notice; Oversubscription.  If any Participation Rights Holder fails or declines to exercise its Right of Participation in accordance with Section 3.4(a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with Section 3.4(a) above.  Each Right Participant, other than a Participation Rights Holder who fails or declines to exercise its Right of Participation in accordance with Section 3.4(a) above, shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”).  Such notice may be made by telephone if confirmed in writing within two (2) Business Days.  If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants.  Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

3.5                               Failure to Exercise.  Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within twenty (20) Business Days following the issuance of the First Participation Notice, the Company shall have ninety (90) Business Days thereafter to sell the unsubscribed portion of the New Securities (with respect to which the Right of Participation hereunder were not exercised, the “Remaining Securities”) at the same or higher price and upon non price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice so long as the purchasers thereof agree to be bound by the terms of this Agreement as a shareholder of the Company hereunder.  In the event that the Company has not issued and sold such Remaining Securities within such ninety (90) Business Day period, then the Company shall not thereafter issue or sell any Remaining Securities without again first offering such Remaining Securities to the Participation Rights Holders pursuant to this Section 3.

3.6                               Termination.  The Right of Participation for each Participation Rights Holder shall terminate upon a Qualified IPO.

4.                                      TRANSFER RESTRICTIONS.

4.1                               Certain Definitions.  For purposes of this Section 4, “Ordinary Shares” means (a) the Company’s outstanding Ordinary Shares, (b) the Ordinary Shares issued or issuable upon conversion of the Company’s outstanding Preferred Shares, (c) the Ordinary Shares issuable upon exercise of outstanding options or warrants, (d) the Ordinary Shares issued pursuant to the Company’s employee share option plans, and (e) the Ordinary Shares issuable upon conversion of any outstanding convertible securities.  For purposes of this Agreement, “Preferred Shareholder” means each of the holders of the Preferred Shares and their permitted assignees to whom their rights have been duly assigned in accordance with this Agreement; and “Ordinary Shareholder” means any holder of Ordinary Shares of the Company and their permitted assignees to whom their rights have been duly assigned in accordance with this Agreement.

4.2                               Right of First Refusal.

(a)                                 General.  Subject to Section 4.6 of this Agreement, if Max Smart or any other shareholder of the Company from time to time holding Ordinary Shares or Preferred Shares (other than Fortune Rising) (the “Selling Shareholder”) proposes to sell or transfer any Ordinary Shares or Preferred Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each of the Preferred Shareholders, Max Smart, each holder of Gaoling Ordinary Shares (the “Gaoling Ordinary Share Holder”), each holder of the Tiger Shares (the “Tiger Share Holder”), each holder of DST Global Shares (the “DST Global Share Holder”), each holder of the Sequoia Shares so long as all of such holders collectively hold at least 39,821,655 of the Sequoia Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like) (the “Sequoia Share Holder”), each holder of Classroom Shares so long as all of such holders collectively hold at least 44,182,531 of the Classroom Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like) (the “Classroom Share Holder”), each holder of Kingdom Shares (the “Kingdom Share Holder”), each holder of China Life Shares so long as all such holders collectively hold at least 25,247,161 of China Life Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like) (the “China Life Share Holder”), each holder of Tencent Shares (the “Tencent Share Holder”), and collectively with the Preferred Shareholders, Max Smart, the Gaoling Ordinary Share Holder, the Tiger Share Holder, the DST Global Share Holder, the Sequoia Shareholder, the Classroom Share Holder, Kingdom Share Holder and the China Life Share Holder (but excluding the person who is the Selling Shareholder), the “Non-Selling Shareholders”) prior to such sale or transfer (the “Proposed Transfer”).  The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Ordinary Shares or Preferred Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

(b)                                 Right of First Refusal of the Company.  In the case of the Proposed Transfer, the Company shall have an option, to the exclusion of all Non-Selling Shareholders, for a period of twenty (20) days from receipt of the Transfer Notice to elect to purchase all but not a portion of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Selling Shareholder and all the Non-Selling Shareholders in writing before expiration of such twenty (20) days period (the “Company First Refusal Period”).

(c)                                  Right of First Refusal of Non-Selling Shareholder.  In the case of the Proposed Transfer, if the Company fails to exercise its purchase option during the Company First Refusal Period to purchase all the Offered Shares, the Non-Selling Shareholders shall have an option for a period of twenty (20) days from the expiration of the Company First Refusal Period, to elect to purchase the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice.  The Non-Selling Shareholders may exercise such purchase option by delivering a written notice (the “Non-Selling Shareholder’s First Refusal Notice”) to the Selling Shareholder, the Company and each other Non-Selling Shareholder before expiration of such twenty (20) days period (the “Non-Selling Shareholder’s First Refusal Period”).  The Non-Selling Shareholder’s First Refusal Notice shall set forth the number of Offered Shares that such Non-Selling Shareholder wishes to purchase pursuant to Section 4.2(c)(i).  Such right of first refusal shall be exercised as follows:

(i)                                     First Refusal Allotment.  Each Non-Selling Shareholder shall have the right to purchase that number of the Offered Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Non-Selling Shareholder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned on the date of the Transfer Notice by all Non-Selling Shareholders who elect to participate in the right of first refusal purchase.  Any Non-Selling Shareholder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Non-Selling Shareholder’s First Refusal Period to purchase all or a portion of its First Refusal Allotment of the Offered Shares within the Non-Selling Shareholder’s First Refusal Period.  To the extent that any Non-Selling Shareholder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the other exercising Non-Selling Shareholders shall, at such other exercising Non-Selling Shareholders’ sole discretion, within five (5) days after the end of the Non-Selling

Shareholder’s First Refusal Period (the “Re-Allotment Period”), make such adjustment to the First Refusal Allotment of each exercising Non-Selling Shareholder so that any remaining Offered Shares may be allocated to those Non-Selling Shareholders exercising their rights of first refusal on a pro rata basis; provided, however, any such exercising Non-Selling Shareholder shall not have the right to purchase any of the remaining Offered Shares unless it purchases all of its portion in such re-allotment of the remaining Offered Shares.  For avoidance of doubt, any Non-Selling Shareholder, if it does not exercise its right of first refusal hereunder, may only designate its Affiliate(s) to exercise the right of first refusal provided hereunder; the Company shall not have the right to designate another Person to exercise its right of first refusal set forth in Section 4.2(b).

(ii)                                  Purchase Price.  The purchase price for the Offered Shares to be purchased by the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth below.  If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the Selling Shareholder and the Non-Selling Shareholders, absent fraud or error.  Payment of the purchase price for the Offered Shares purchased by the Non-Selling Shareholders shall be made within ten (10) days following the date of the Non-Selling Shareholder’s First Refusal Expiration Notice (as defined in the Section 4.2(d) below) by wire transfer or check as directed by the Selling Shareholder.

(d)                                 Expiration Notice.  Within ten (10) days after the expiration of the later of the Company First Refusal Period, the Non-Selling Shareholder’s First Refusal Period and the Re-Allotment Period (if any and as applicable), the Company will give written notice (the “First Refusal Expiration Notice”) to each of the Selling Shareholders and the other Preferred Shareholders and Ordinary Shareholders specifying either (i) that all of the Offered Shares were subscribed by the Company and the Non-Selling Shareholders exercising their rights of first refusal, or (ii) that the Company and the Non-Selling Shareholders have not subscribed for all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of the co-sale right described in Section 4.3 below.

(e)                                  Rights of a Selling Shareholder.  If any of the Company and the Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by the Company and the Non-Selling Shareholder (as the case may be), the Selling Shareholder will have no further rights as a holder of such Offered Shares with respect to which the right of first refusal is exercised except the right to receive payment for such purchased Offered Shares from the Company or such Non-Selling Shareholder (as the case may be) in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such purchased Offered Shares to be surrendered to the Company for cancellation.

4.3                               Tiger Share Holder, Gaoling Ordinary Share Holder, DST Global Share Holder, Sequoia Share Holder, holder of Insight Shares, holder of KPCB Shares, holder of Oeland Shares, holder of Good Fortune Shares, holder of IGSB Shares, KAIXIN, ACCURATE WAY, Classroom Share Holder, Kingdom Share Holder, China Life Share Holder, Tencent Share Holder and Preferred Shareholders’ Co-Sale Right.  In the event that the Company and the Non-Selling Shareholders have not exercised their right of first refusal with respect to all of the Offered Shares and the Selling Shareholder is an Ordinary Shareholder (other than the Tiger Share Holder, the Gaoling Ordinary Share Holder, the DST Global Share Holder, the Sequoia Share Holder, the Classroom Share Holder, the Kingdom Share Holder, the China Life Share Holder or the Tencent Share Holder), then the remaining Offered Shares not subscribed for under the right of first refusal pursuant to Section 4.2 above shall be subject to co-sale rights under this Section 4.3 and each of the Preferred Shareholders, the Tiger Share Holder, the Gaoling Ordinary Share Holder, the DST Global Share Holder, the Sequoia Share Holder, the holder of Insight Shares, the holder of KPCB Shares, the holder of Oeland Shares, the holder of Good Fortune Shares, the holder of IGSB Shares, KAIXIN, ACCURATE WAY, the Classroom Share Holder, the Kingdom Share Holder, the China Life Share Holder (provided that the holder of China Life Shares owns at least 25,247,161 of the China Life Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like)) and the Tencent Share Holder that does not have, or has not exercised its, right of first refusal pursuant to Section 4.2 above (the “Co-Sale Right Holders”) shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each Co-Sale Right Holder (the “Co-Sale Notice”) within twenty (20) days after receipt of First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice.  The Co-Sale Notice shall set forth the number of Ordinary Shares (on both an absolute and as-converted to Ordinary Shares basis) that such participating Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Right Holder.  To the extent any Co-Sale Right Holder exercises such right of participation in accordance with the terms and conditions set forth below, the number of Ordinary Shares that such Selling Shareholder may sell in the transaction shall be correspondingly reduced.  The co-sale right of each of the Co-Sale Right Holders shall be subject to the following terms and conditions:

(a)                                 Co-Sale Pro Rata Portion.  Each of the Co-Sale Right Holders may sell all or any part of that number of Ordinary Shares held by it (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by respective Co-Sale Right Holder on the date of the Transfer Notice and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) owned on the date of the Transfer Notice by all the Co-Sale Right Holders who elect to exercise their co-sale rights (if any Co-Sale Right Holder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) and the Selling Shareholder (“Co-Sale Pro Rata Portion”).

(b)                                 Transferred Shares.  Each of the Co-Sale Right Holders shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more share certificate or certificates, properly endorsed for transfer, which represent:

(i)                                     the number of Ordinary Shares which such Co-Sale Right Holder elects to sell;

(ii)                                  that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Preferred Shareholder elects to sell; provided in such case such Preferred Shareholder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in subsection 4.3(b)(i) above.  The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)                               a combination of the above.

Notwithstanding anything contrary stated herein, no representation, warranty or indemnity will be given by the participating Co-Sale Right Holders, except with respect to each Co-Sale Right Holder’s (as applicable) title and ownership of such shares to be transferred to the transferees.

(c)                                  Payment to Co-Sale Right Holders.  The share certificate or certificates that the participating Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Section 4.3(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its/his participation in such sale.  To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Co-Sale Right Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Co-Sale Right Holder.  No such proposed transfer shall be effective unless the prospective purchaser shall have agreed to become a party to this Agreement in accordance with the terms hereof (including being subject to the restrictions applicable to Ordinary Shareholders).

(d)                                 Right to Transfer. To the extent that the Company and the Non-Selling Shareholders have not exercised their right of first refusal with respect to, and the Co-Sale Right Holders have not participate in the sale of, all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days after the expiration of the later of the Company First Refusal Period, the Non-Selling Shareholder’s First Refusal Period, the Re-Allotment Period and the Co-Sale Right Period (if any and as applicable), conclude a transfer of the remaining Offered Shares covered by the Transfer Notice, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice.  Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Company and the Non-Selling Shareholders and the co-sale right of the Co-Sale Right Holders, and shall require compliance by the Selling Shareholder with the procedures described in Sections 4.2 and 4.3 of this Agreement.  No such proposed transfer shall be effective unless the prospective purchaser shall have agreed to become a party to this Agreement in accordance with the terms hereof (including being subject to the restrictions applicable to Ordinary Shareholders and Preferred Shareholders).

4.4                               Permitted Transfers.  Notwithstanding anything to the contrary, (a) Sections 4.2 and 4.3 shall not apply to any transfer of Preferred Shares and/or Ordinary Shares by the Preferred Shareholders, the Tiger Share Holder, the Gaoling Ordinary Share Holder, the DST Global Share Holder, any Sequoia Share Holder, any holder of the Insight Shares, any holder of KPCB Shares, any holder of Oeland Shares, any holder of Good Fortune Shares, any holder of IGSB Shares, any Classroom Share Holder, any Kingdom Share Holder, any China Life Share Holder or any Tencent Share Holder, to one or more of their respective Affiliates, and (b) Section 4 (other than this Section 4.4) shall not apply to (1) any transfer of Ordinary Shares by Max Smart or (2) any transfer of the Founder’s interest in Max Smart, in each case under (b)(1) and (b)(2), (i) to any member of the Founder’s Immediate Family, (ii) to a custodian, trustee, executor, or other fiduciary for the account of the members of the Founder’s Immediate Family, (iii) to a trust for the Founder’s own benefit, (iv) to any entity wholly owned by the Founder, or (v) to any entity wholly owned by the Founder’s Immediate Family (the persons or entities referred to in foregoing items (i) through (v) are herein referred to as the “Founder’s Associates”); provided that the aggregate number of shares in the Company so directly or indirectly Transferred (as defined below) by the Founder pursuant to the foregoing items (i), (ii), (iii), (iv) and (v) under this Section 4.4(b) shall not exceed 2.5% of all the shares of the Company issued and outstanding as of the date of any such Transfer, calculated on an as-converted basis, or (3) Transfers of the Warrants in accordance with the terms stated therein, or (4) any transfer of Ordinary Shares in the Company by Fortune Rising pursuant to Section 4.5(b)(ii) below.  For purposes of this Section 4.4, an individual’s “Immediate Family” means his or her spouse, child or step-child, brother, sister and parents.  No such proposed transfer shall be effective unless the prospective purchaser shall have agreed to become a party to this Agreement in accordance with the terms hereof.

4.5                               Additional Transfer Restrictions on Founder, Max Smart, Fortune Rising, KAIXIN, and ACCURATE WAY.

(a)                                 Transfer Restrictions on Founder and Max Smart.  Subject to Section 4.4 above and except for Transfers in one or a series of transactions for an aggregate consideration of less than US$10,000,000, prior to a Qualified IPO, (i) the Founder and Max Smart shall not Transfer their shares in the Company (or any interest therein) without the prior written consent of the Required Consenters, (ii) the shareholders of the Company specifically agree that an obligation on the Founder and/or Max Smart to give Transfer Notice under Section 4.2 will be deemed to have arisen in case of a Transfer or proposed Transfer of shares by the Founder in Max Smart, and (iii) in such a case, the restrictions with regard to the transfer of the Ordinary Shareholders’ shares in the Company as described under this Section 4 shall apply.

(b)                                 Transfer Restrictions on Fortune Rising and 39 Individual Shareholders.

(i)                                     Subject to Section 4.5(b)(ii) below, except for Transfers in one or a series of transactions for an aggregate consideration of less than US$10,000,000, prior to a Qualified IPO, (i) Fortune Rising and the Founder shall not Transfer their shares in the Company (or any interest therein) without the prior written consent of the Required Consenters; (ii) the shareholders of the Company specifically agree that an obligation on the Founder and/or Fortune Rising to give Transfer Notice under Section 4.2 will be deemed to have arisen in case of a Transfer or proposed Transfer of shares by the Founder in Fortune

Rising; (iii) in such a case, the restrictions with regard to the transfer of the Ordinary Shareholders’ shares in the Company as described under this Section 4 shall apply and such Transfer of Fortune Rising’s Ordinary Shares in the Company shall be made proportionally by reference to the percentage of shares in Fortune Rising Transferred or proposed to be Transferred by the Founder; and (iv) as long as it owns any shares of the Company, each of Max Smart, Best Alliance and Strong Desire, other than any other shareholders in the Company, shall have the right of first refusal to buy such shares of the Company Transferred by Fortune Rising on a pro rata basis in accordance with its then respective shareholding in the Company; provided, however, that, notwithstanding anything to the contrary in this Agreement, the Ordinary Shares held by Fortune Rising can be transferred or otherwise allocated (through transfer of Ordinary Shares and/or grant of options or warrants therefor), without being subject to any restrictions set forth in this Section 4, to the employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the Company’s duly adopted employee share option plans; provided, further, however, that if Max Smart, Best Alliance and Strong Desire fail to fully purchase up the shares offered to sell or dispose of under this item (iv), then Section 4.2 shall apply with respect to any remaining shares.

(ii)                                  Notwithstanding anything to the contrary in this Agreement, the parties hereto agree, acknowledge and confirm that an aggregate of 22,675,000 Ordinary Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like) (the “39 Shareholders’ Shares”) currently held by Fortune Rising are held by it for the benefit of 39 current or former employee and consultants of the Group Companies (the “39 Individual Shareholders”) and these 39 Shareholders’ Shares were originally contributed by Max Smart, and the Founder is the sole record owner of all the outstanding shares of Fortune Rising as of the date of this Agreement.  Except for Transfers in one or a series of transactions for an aggregate consideration of less than US$10,000,000, prior to a Qualified IPO, (x) Fortune Rising shall ensure that the 39 Individual Shareholders will not Transfer their shares in the Company or any interest therein (directly after he or she becomes the record owner of the related shares or indirectly through transfer of the related shares by Fortune Rising) without the prior written consent of the Required Consenters; (y) the shareholders of the Company specifically agree that an obligation on the 39 Individual Shareholders and Fortune Rising to give Transfer Notice under Section 4.2 will be deemed to have arisen in case of a direct or indirect Transfer or proposed Transfer of shares by the 39 Individual Shareholders, and (z) as long as it owns any shares of the Company, each of Max Smart, Best Alliance, Strong Desire and Grandwin, other than any other shareholders in the Company, shall have the right of first refusal to buy such shares of the Company Transferred by the 39 Individual Shareholders, provided that the Transferred shares shall be allocated to Max Smart first, second to Best Alliance, Strong Desire and Grandwin on a pro rata basis (if and to the extent there are any remaining transferred shares), provided further, however, that if Max Smart, Best Alliance, Strong Desire and Grandwin fail to fully purchase up the shares offered to sell or dispose of under this item (z), then Section 4.2 shall apply with respect to any remaining shares.

(c)                                  Transfer Restrictions on KAIXIN and ACCURATE WAY.  Notwithstanding anything to the contrary herein, in the case that KAIXIN and/or ACCURATE WAY shall transfer any of the KX & AW Shares, the Founder, prior to any other shareholders in the Company, shall have the right of first refusal to buy such shares.

4.6                               No Transfer to Competitors.  Notwithstanding anything to the contrary, as long as the Founder and Founder’s Associate collectively and beneficially own (through his interest in Max Smart or otherwise) more than twenty percent (20%) of the voting power of the Company’s then outstanding shares (calculated on a fully-diluted and as converted basis), without the prior written consent of the Founder, none of the Preferred Shareholders and Ordinary Shareholders shall make a Transfer of its Preferred Shares or Ordinary Shares (as the case may be) to any Competitor (as defined below) prior to December 31, 2015; provided that the foregoing restrictions shall not apply (a) to a Transfer of the Company’s shares following the Company’s initial public offering, or (b) if such Transfer is made in connection with a Trade Sale.

For purposes of this Agreement, (i) “Transfer” shall mean any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering in a single transaction of any interest in the Company’s shares; (ii) “Competitor” shall mean any person or entity or Affiliates of any such person or entity whose primary business is the same as, or in direct competition with, the Business; (iii) “Business” shall mean the business of (a) e-commerce business (including business-to-consumer or B2C), (b) sale of digital products, food, healthcare products, clothes, cosmetic products, books, audio/video products and other general merchandise products through the internet websites and relevant services and (c) logistics; and (iv) “Trade Sale” means either (a) a merger, consolidation, share purchase, or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation, share purchase or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or (b) the sale, lease, transfer or other disposition of all or substantially all of the Company’s assets.

4.7                               Restriction on Indirect Transfers.  Subject to Sections 4.4 and 4.5, without the prior written approval of the Required Consenters:

(a)                                 (i) The Founder shall not, directly or indirectly, Transfer and shall not permit any Transfer of, through one or a series of transactions any equity interest (or the beneficial ownership in any such equity interest) held, directly or indirectly, by him or the Founder’s Associate in Max Smart to any person; and (ii) Max Smart shall not, and the Founder shall cause Max Smart not to, issue to any person any equity securities of Max Smart or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of Max Smart.

(b)                                 The Founder shall not, and Max Smart shall not cause or permit any other person to, directly or indirectly, Transfer through one or a series of transactions any equity interest (or the beneficial ownership in any such equity interest) held or controlled by him or the Founder’s Associate or Max Smart respectively in the Company to any person.

(c)                                  The Founder shall not, directly or indirectly, Transfer through one or a series of transactions any equity interest held, directly or indirectly, by him in Fortune Rising to any person; and Fortune Rising shall not, and the Founder shall cause Fortune Rising not to, issue to any person any equity securities of Fortune Rising or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of Fortune Rising.

(d)                                 The Founder shall not, and the Founder shall not cause any other person to, directly or indirectly, Transfer through one or a series of transactions any equity interest (or the beneficial ownership in any such equity interest) held or controlled by him or the Founder’s Associate or Fortune Rising respectively in the Company to any person.

(e)                                  Each Group Company shall not, and the Founder shall cause each Group Company not to, issue to any person any equity securities of such Group Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Group Company.

(f)                                   Any Transfer in violation of this Section 4.7 shall be void and each of the Company, Max Smart and Fortune Rising (as applicable) hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such equity interest.

4.8                               Guarantees by the Founder.  The Founder hereby unconditionally and irrevocably guarantees and warrants, as primary obligor and not merely a surety, to each of the Investors, the due and punctual performance and observance of Max Smart under this Agreement and of all its respective obligations, commitments, undertakings, warranties, indemnities and covenants under or pursuant to this Agreement and agrees to fully and unconditionally indemnify each of the Investors against all losses, damages, costs and expenses (including legal costs and expenses) which any of the Investors may suffer through or arising from any breach by Max Smart.  The liability of Max Smart as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether of this Agreement, or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

4.9                               Kingdom’s Pledge.                                           Each Kingdom Party hereby, severally but not jointly and severally, represents that, as of the date of the Closing (as defined in the Kingdom Ordinary Share Purchase Agreement), such Kingdom Party has not created any lien, charge or encumbrance on any or all of the Kingdom Shares acquired by such Kingdom Party pursuant to Kingdom Ordinary Share Purchase Agreement in order to secure financing for such acquisition.

4.10                        Legend.

(a)                                 Each certificate representing the Preferred Shares and Ordinary Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE BOARD OF THE COMPANY.  BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID SHAREHOLDERS AGREEMENT.”

(b)                                 Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.10(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so.  The legend shall be removed upon termination of the provisions of Sections 4.1 to 4.10.

4.11                        Term.  Sections 4.1 to 4.10 shall terminate upon the earlier to occur of (a) a Qualified IPO, or (b) the closing of a Trade Sale.

4.12                        Additional Transfer Restrictions on Founder, Max Smart and Tencent.

(a)                                 Prior to the third anniversary of the date hereof (the “Lock-Up Expiration Date”), and notwithstanding any other provisions of this Agreement but subject to Section 4.12(b) below, Tencent shall not, and shall not permit any holder of Tencent Shares to, without the prior written consent of the Company, directly or indirectly, Transfer or permit any Transfer of, through one or a series of transactions, the Tencent Shares held by it, directly or indirectly, in the Company, other than Transfers to Affiliates pursuant to Section 4.4(a)  provided that prior to such Transfer such Affiliate executes a joinder in a form reasonably acceptable to the Company to this Agreement under which it becomes bound in the same manner as Tencent (including under this Section 4.12).

(b)                                 Notwithstanding the foregoing, Tencent shall be entitled to sell up to 4,927,204 Tencent Shares (“Free Tencent Shares”) to any founder of Shanghai Icson E-Commerce Cyber (Shenzhen) Company Limited from and after the date hereof and prior to the Lock-Up Expiration Date without the prior written consent of any Person (including any consent of the Founder); provided, that each transferee of such shares, at the time of such transfer, agrees in writing with the Company to sign a lock up agreement with the Company and a lock up agreement with the underwriters in connection with the initial public offering of the Company, on terms customary for such agreements for a period of 180 days following the initial public offering.

(c)                                  Notwithstanding any provisions of this Agreement, the Founder, Max Smart and Tencent shall not, directly or indirectly, Transfer and shall not permit any Transfer of, through one or a series of transactions, any equity interest, including any Ordinary Shares and Preferred Shares, held by him or it, directly or indirectly (including through any Affiliate) in the Company to (i) a Tencent Restricted Person without the prior written consent of the Founder or Max Smart, if the transferor is Tencent or any of its Affiliates or (ii) a Founder Restricted Person without the prior written consent of Tencent, if the transferor is the Founder, Max Smart or their respective Affiliates. Any Transfer in violation of this Section 4.12 shall be void and each of the Company, the Founder, Max Smart and Tencent (as applicable) hereby agrees it will not affect such a Transfer nor will it treat any alleged transferee as holder of such equity interest.

(d)                                 For the avoidance of doubt, the provision of this Section 4.12 shall survive any Qualified IPO.

(e)                                  For the purposes of this Section 4.12, “Founder Restricted Persons” and “Tencent Restricted Persons” shall mean such persons as mutually agreed in writing from time to time by and among Tencent, JD, Max Smart and the Founder.]

5.                                      Intentionally deleted.

6.                                      Intentionally deleted.

7.                                      Intentionally deleted.

8.                                      ASSIGNMENT AND AMENDMENT.

8.1                               Assignment and Amendment.  Notwithstanding anything herein to the contrary:

(a)                                 Information Rights; Registration Rights.  The Information Rights, Inspection Rights, information rights of the minority Series C Investors, the Additional DST Global Information Rights, the Additional Classroom Information Rights, the Kingdom’s Rights to Attend the Meetings, the Additional Kingdom Information Rights and the Additional Tencent Information Rights under Section 1.1 may be assigned, in whole or in part in case of a partial transfer of shares, to the extent the transferee satisfies the shareholding or other entitlement requirement set forth in this Agreement, to (but only with related obligations, if any) a transferee or assignee of the Preferred Shares, Tiger Shares, Gaoling Ordinary Shares, DST Global Shares, Sequoia Shares, Classroom Shares, Kingdom Shares, China Life Shares or Tencent Shares (as applicable); and the registration rights of the Holders under Section 2 may be assigned, in whole or in part in case of a partial transfer of shares (but only with related obligations, if any), to any Holder or to any person acquiring Registrable Securities; provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 8.  For avoidance of doubt, no such proposed transfer shall be effective unless the prospective purchaser shall have become a party to this Agreement in accordance with the terms hereof.

(b)                                 Right of Participation; Right of First Refusal; Co-Sale Right.  The rights of the Investors under Sections 3 and 4 are fully assignable, in whole or in part in case of a partial transfer of shares, to the extent the transferee satisfies the shareholding or other entitlement requirement set forth in this Agreement, subject to the specific limitations stated therein (and only in conjunction with an assignment of related obligations, if any) in connection with a transfer of the shares of the Company held by such Investor; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the applicable Investor stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement. For avoidance of doubt, no such proposed transfer shall be effective unless the prospective purchaser shall have become a party to this Agreement in accordance with the terms hereof.

(c)                                  For the avoidance of doubt, an Investor may only assign its rights hereunder pursuant to Sections 8.1(a) and (b) above.

8.2                               Amendment of Rights.  Any provision in this Agreement may be amended with the written consent of (a) the Company, (b) the Founder, and (c) the Required Consenters; provided, that the terms or observance of any right or obligation owed to a particular party may be amended or waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of, (i) if owed to the Group Companies, only by the Company; (ii) if owed to the Preferred Shareholders, by persons or entities holding (A) more than fifty percent (50%) of the Series A Preferred Shares, and (B) more than fifty percent (50%) of the Series B Preferred Shares, and (C) more than fifty percent (50%) of the Series C Preferred Shares, and their permitted assigns; (iii) if owed to the Tiger Share Holder, by the holder(s) of more than fifty percent (50%) of the Tiger Shares; (iv) if owed to the Gaoling Ordinary Share Holder, if any, by the holder(s) of more than fifty percent (50%) of the Gaoling Ordinary Shares; (v) if owed to the DST Global Share Holder, by the holder(s) of more than fifty percent (50%) of the DST Global Shares; (vi) for so long as the holders of the Sequoia Shares collectively own at least 39,821,655 of the Sequoia Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), if owed to the holders of the Sequoia Shares, by the holder(s) of more than fifty percent (50%) of the Sequoia Shares; (vii) for so long as the holders of Classroom Shares collectively own at least 44,182,531 of the Classroom Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), if owed to the holders of the Classroom Shares, by the holder(s) of more than fifty percent (50%) of the Classroom Shares; (viii) for so long as the holders of Kingdom Shares collectively own at least 75,000,000 of the Kingdom Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), if owed to the holders of the Kingdom Shares, by the holder(s) of more than fifty percent (50%) of the Kingdom Shares; (ix) for so long as the holders of China Life Shares collectively own at least 25,247,161 of the China Life Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), if owed to the holders of the China Life Shares, by the holder(s) of more than fifty percent (50%) of the China Life Shares, (x) for so long as the holders of the Tencent Shares collectively own at least 75,000,000 Tencent Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), if owed to the holders of Tencent Shares, by the holder(s) of more than fifty percent (50%) of the Tencent Shares, (xi) if owed to the holders of Ordinary Shares other than the Tiger Share Holder, the Gaoling Ordinary Share Holder, the DST Global Share Holder, the Sequoia Share Holder (to the extent the related conditions for the separate consent right of the Sequoia Share Holder set forth in the foregoing sub-clause (vi) are met), the holders of the Classroom Shares (to the extent the related conditions for the separate consent right of the holders of the Classroom Shares set forth in the foregoing sub-clause (vii) are met), the holders of the Kingdom Shares (to the extent the related conditions for the separate consent right of the holders of the Kingdom Shares set forth in the foregoing sub-clause (viii) are met), the holders of the China Life Shares (to the extent the related conditions for the separate consent right of the holders of the China Life Shares set forth in the foregoing sub-clause (ix) are met), or the holders of the Tencent Shares (to the extent the related conditions for the separate consent right of the holders of the Tencent Shares set forth in the foregoing sub-clause (x) are met), by persons or entities holding a majority of the Ordinary Shares and their assigns (except that any amendment, waiver or termination of KPCB Observer Rights shall require the consent of KPCB); or (xii) if owed to the Founder, by the Founder.  Notwithstanding the foregoing, any Person may waive any of its/his rights hereunder without obtaining the consent of any other parties.  Any amendment or waiver effected in accordance with this Section 8.2 shall be binding upon the parties to this Agreement and their respective assigns.  For the sake of clarity, (i) no assignment of rights (together with any obligation relating thereto, if any) by any individual party of this Agreement pursuant to the terms and conditions of Section 8.1 of this Agreement shall constitute an amendment of this Agreement requiring the consent of the other parties hereto set forth above (other than the Company solely for the limited purpose described in the following subsection (ii)), and (ii) the Company may amend this Agreement for the limited purpose of adding the related assignee in the related permitted transfer made pursuant to the terms and condition of Section 8.1 of this Agreement as a new party to this Agreement.

9.                                      CONFIDENTIALITY AND NON DISCLOSURE.

9.1                               Disclosure of Terms.  The terms and conditions of this Agreement, the Preferred Shares Purchase Agreements, the First DST Global Ordinary Share Purchase Agreement, the Second DST Global Ordinary Share Purchase Agreement, the Third DST Global Ordinary Share Purchase Agreement, the Sequoia Ordinary Share Purchase Agreement, the Classroom Ordinary Share Purchase Agreement, the Kingdom Ordinary Share Purchase Agreement, the Gaoling Ordinary Share Purchase Agreement, the China Life Purchase Agreement and the Tencent Share Subscription Agreement, and all exhibits attached to such agreements, including, for the avoidance of doubt, their existence, the identity of any party thereto and the relationship among such parties (collectively, the “Financing Terms”), shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

9.2                               Press Releases, etc.  Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by each of the Investors to whom the content of the press release pertain.  No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of each of the Investors to whom the announcement pertain.

9.3                               Permitted Disclosures.  Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective assignees, transferees, investors, employees, investment advisors, lenders, partners, accountants and attorneys, in each case only where such persons or entities have the need to know such information and are subject to appropriate nondisclosure obligations.  Without limiting the generality of the foregoing, each Investor shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders, advisors or investors. Notwithstanding the foregoing, the Company may disclose any of the Financing Terms to any regulator, sponsor, underwriter, professional adviser of such sponsors and underwriters and any investors in connection with any Qualified IPO, and in the registration statement, prospectus, announcements and other documents filed, issued or released in connection with any Qualified IPO.

9.4                               Legally Compelled Disclosure.  In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations or the rules or regulations of any stock exchange) to disclose the existence of this Agreement, the Preferred Shares Purchase Agreements, the First DST Global Ordinary Share Purchase Agreement, the Second DST Global Ordinary Share Purchase Agreement, the Third DST Global Ordinary Share Purchase Agreement, the Sequoia Ordinary Share Purchase Agreement, the Classroom Ordinary Share Purchase Agreement, the Kingdom Ordinary Share Purchase Agreement, the Gaoling Ordinary Share Purchase Agreement, the China Life Purchase Agreement and/or the Tencent Share Subscription Agreement, any of the exhibits attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 9, such party (the “Disclosing Party”) shall, to the extent permitted by applicable laws, rules and regulations, provide the Company (if the Disclosing Party is an Investor) and each of the other parties (in each case, the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the information which it is so required or legally compelled to disclose and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

9.5                               Other Information.  The provisions of this Section 9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

9.6                               Notices.  All notices required under this Section 9 shall be made pursuant to Section 11.1 of this Agreement.

10.                               VOTING AND PROTECTIVE PROVISIONS.

10.1                        Shareholder Consent.

(a)                                 In addition to such other limitations as may be provided in the Restated Memorandum and Articles and this Agreement, the following acts shall require the prior written approval of (i) Max Smart and (ii) the Required Consenters, and in the event that any such matter set forth below is by applicable laws required to be determined by shareholders of the Company, the consent of Max Smart, the Preferred Shareholders and the holders of the Tiger Shares, the Gaoling Ordinary Shares, the DST Global Shares, the Sequoia Shares, the Kingdom Shares and the Tencent Shares shall be deemed obtained if the matter is approved at a general meeting of the Company with the affirmative vote of the requisite shareholders of the Company or written resolution with the signatures of the requisite shareholders of the Company as set forth in the foregoing provisions in this Section 10.1(a) (as used in this Section 10, the term “Group Companies” or “Group Company,” to the extent applicable, includes the Company, the PRC Subsidiaries and the PRC Affiliates):

(i)                                     any action by the Company to authorize, create or issue shares of any class or series of the Company having preferences superior to or on a parity with the Preferred Shares;

(ii)                                  except for the establishment of the Compensation Committee and Audit Committee in accordance with Section 1.5, the establishment of any board committee and the delegation of any authority of the Board and the board of directors of the PRC Affiliates;

(iii)                               issuance of any new equity securities by the Company or any instruments that are convertible into equity securities of the Company, excluding (A) any issuance of the Preferred Shares or Ordinary Shares or warrants (and shares issuable upon the exercise of such warrant) under the Preferred Shares Purchase Agreements, (B) any issuance of Ordinary Shares upon conversion of the Preferred Shares or exercise of the Warrants, (C) any issuance of Ordinary Shares (or options or warrants therefor) under employee equity incentive plans duly adopted by the Company, and (D) any issuance of equity securities of the Company in connection with any Qualified IPO (excluding for avoidance of doubt any issuance of equity securities of the Company pursuant to the Tencent IPO Subscription Agreement);

(iv)                              any repurchase or redemption of any equity securities of the Company other than in connection with the conversion of the equity securities of the Company or pursuant to the redemption right of the holder(s) of Preferred Shares as provided herein or in the Restated Memorandum and Articles or contractual rights to repurchase Ordinary Shares from the employees, directors or consultants of the Company;

(v)                                 an initial public offering of any Group Company;

(vi)                              the declaration and/or payment of any and all dividends on any securities of any Group Company;

(vii)                           the repurchase by any Group Company (other than the Company) of any outstanding securities and any other reduction of capital of any Group Company (other than the Company);

(viii)                        any merger, consolidation, reorganization, business combination, scheme of arrangement, recapitalization of any Group Company or sale, transfer, lease, exclusive license or other disposition of all or substantially all of the assets of any Group Company or any transaction or series or related transactions as a result of which any “person” or “group” (as defined under Section 13(d) of the Exchange Act), other than the Founder, Max Smart or any of their Affiliates, acquires control of the Company (a “Sale Transaction”); for the purposes of this clause (viii) “control” means the acquisition of more than 50% of the voting rights attaching to the issued share capital having the right to appoint and/or remove all or the majority of the members of the Company’s board of directors, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise;

(ix)                              any change in the number of directors of the Company, the PRC Affiliates, Jingdong Century and Shanghai Shengdayuan;

(x)                                 any filing by or against any Group Company for the appointment of a receiver, administrator or other form of external manager, or the winding up, liquidation, bankruptcy or insolvency of any Group Company; and

(xi)                              the adoption of, or amendment to, any employee equity incentive plan of any Group Company (except for the allocation of any shares of the ESOP Shares (defined below)).

For the avoidance of doubt, any vote, consent, approval or other agreement of each of the holders of the Tiger Shares currently held by Tiger 360Buy, the DST Global Shares, the Sequoia Shares, the Kingdom Shares and the Gaoling Ordinary Shares acquired by Gaoling pursuant to the Gaoling Ordinary Share Purchase Agreement required under this Section 10.1(a) shall be exercised or obtained (as the case may be) according to Sections 10.6, 10.7, 10.8, 10.14 and 10.15, respectively.

(b)                                 In addition to any other vote or consent required elsewhere in the Restated Memorandum and Articles and this Agreement, the acts set forth in clauses (i), (ii) and (iii) below shall require the prior written approval of (x) Max Smart and (y) each of the following shareholders: (A) the holders holding at least fifty percent (50%) of the Series A Preferred Shares then outstanding, (B) the holders holding at least fifty percent (50%) of the Series B Preferred Shares then outstanding, (C) the holders holding at least fifty percent (50%) of the Series C Preferred Shares then outstanding, (D) the holders holding at least fifty percent (50%) of the Tiger Shares then outstanding, (E) the holders holding at least fifty percent (50%) of the DST Global Shares then outstanding, (F) the holders holding at least fifty percent (50%) of the Sequoia Shares then outstanding, (G) the holders holding at least fifty percent (50%) of the Classroom Shares then outstanding, (H) the holders holding at least fifty percent (50%) of the Kingdom Shares then outstanding and (I) the holders holding at least fifty percent (50%) of the Tencent Shares then outstanding, and the acts set forth in clause (iv) below shall require the prior written approval of Max Smart and the holders holding at least fifty percent (50%) of the Gaoling Ordinary Shares; and in each case, in the event that any such matter set forth below is by applicable laws required to be determined by shareholders of the Company, the consent of Max Smart, the Preferred Shareholders and the holders of Tiger Shares, DST Global Shares, Sequoia Shares, Gaoling Ordinary Shares, Kingdom Shares and Tencent Shares shall be deemed obtained if the matter is approved at a general meeting of the Company with the affirmative vote of the requisite shareholders of the Company or by way of a written resolution with the signatures of the requisite shareholders of the Company as set forth in the foregoing provisions of this Section 10.1(b):

(i)                                     any amendment to the Restated Memorandum and Articles that would (A) result in an adverse change to the rights, preferences and privileges of the Preferred Shares or (B) adversely impact Tiger’s, any DST Global Party’s, any Sequoia Party’s, Classroom’s, any Kingdom Party’s, Tencent’s or Max Smart’s position as a holder of Ordinary Shares economically or otherwise (including without limitation, any creation or increase in the authorized number of a security that is senior to the Ordinary Shares or other similar amendment) (for the avoidance of doubt, this subclause (i) shall not include the approval and adoption of the Company’s memorandum of association and articles of association in the forms attached hereto as Exhibits F-1 and F-2 that will take effect immediately prior to the completion of the Company’s initial public offering, to which all the parties hereto have agreed as of the date hereof);

(ii)                                  any action by the Company to reclassify any outstanding shares (A) into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Preferred Shares or (B) the result of which, the holders of Ordinary

Shares could potentially receive less than it would have received under the then current memorandum of association and articles of association in the event of (1) a dividend, (2) a liquidation, dissolution or winding up, or (3) any Sale Transaction (for the avoidance of doubt, this subclause (ii) shall not include the approval and adoption of the Company’s memorandum of association and articles of association in the form attached hereto as Exhibits F-1 and F-2 that will take effect immediately prior to the completion of the Company’s initial public offering, to which all the parties hereto have agreed as of the date hereof);

(iii)                               any adverse change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares; and

(iv)                              any amendment to the Restated Memorandum and Articles that would adversely impact Gaoling’s position as a holder of Ordinary Shares economically or otherwise (including without limitation, any creation or increase in the authorized number of a security that is senior to the Ordinary Shares or other similar amendment) (for the avoidance of doubt, this subclause (iv) shall not include the approval and adoption of the Company’s memorandum of association and articles of association that will take effective immediately prior to the completion of the Company’s initial public offering, to which all the parties hereto have agreed as of the date hereof).

Any vote, consent, approval or other agreement of each of the holders of the Tiger Shares currently held by Tiger 360Buy, the DST Global Shares, the Sequoia Shares, the Kingdom Shares and the Gaoling Ordinary Shares acquired by Gaoling pursuant to the Gaoling Ordinary Share Purchase Agreement required under this Section 10.1(b) shall be exercised or obtained (as the case may be) according to Sections 10.6, 10.7, 10.8, 10.14 and 10.15, respectively.

(c)                                  In addition to any other vote or consent required elsewhere in the Restated Memorandum and Articles and this Agreement, the following acts shall require the prior written approval of (x) each DST Global Party and (y) for so long as they collectively own at least 39,821,655 of the Sequoia Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), each Sequoia Party:  (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share less than US$3.632 (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like); but excluding (x) any issuance of Ordinary Shares upon exercise of the Warrants, (y) any issuance of Ordinary Shares upon conversion of the Preferred Shares, and (z) any issuance of Ordinary Shares (or options or warrants therefor) under employee equity incentive plans duly adopted by the Company; and (ii) any Sale Transaction implying a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like).

(d)                                 In addition to any other vote or consent required elsewhere in the Restated Memorandum and Articles and this Agreement, the following acts shall require the prior written approval of (A) Classroom, for so long as Classroom owns at least 44,182,531 of the Classroom Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), (B) each Kingdom Party, for so long as Kingdom owns in the aggregate at least 75,000,000 of the Kingdom Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like), and (C) Gaoling (in its capacity of a holder of the Gaoling Ordinary Shares) for so long as Gaoling owns at least 12,623,580 of the Gaoling Ordinary Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like): (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share less than US$3.961 (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like); but excluding (x) any issuance of Ordinary Shares upon exercise of the Warrants, (y) any issuance of Ordinary Shares upon conversion of the Preferred Shares, and (z) any issuance of Ordinary Shares (or options or warrants therefor) under employee equity incentive plans duly adopted by the Company; and (ii) any Sale Transaction implying a price per share of less than US$3.961 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like).

(e)                                  In addition to any other vote or consent required elsewhere in the Restated Memorandum and Articles and this Agreement, the following acts shall require the prior written approval of Tencent, for so long as Tencent owns in the aggregate at least 75% of the Tencent Shares acquired pursuant to the Tencent Share Subscription Agreement (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like, and for the avoidance of doubt, not including any Free Tencent Shares):

(i)                                     any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price implying an equity valuation of the Company less than 100% premium over the post-money equity valuation of the Company immediately after the consummation of the Kingdom Ordinary Share Purchase Agreement; but excluding (x) any issuance of Ordinary Shares upon exercise of the Warrants, (y) any issuance of Ordinary Shares upon conversion of the Preferred Shares, and (z) any issuance of Ordinary Shares (or options or warrants therefor) under employee equity incentive plans duly adopted by the Company;

(ii)                                  any Sale Transaction implying an equity valuation of the Company less than 100% premium over the post-money equity valuation of the Company immediately after the consummation of the Kingdom Ordinary Share Purchase Agreement;

(iii)                               the adoption of, or amendment to, any employee equity incentive plan of any Group Company (except for the allocation of any shares of the ESOP Shares (defined below)).

(iv)                              any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company to a Subscription Restricted Person;

(v)                                 any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company in excess of 15% of the Company’s issued and outstanding share capital to an Additional Subscription Restricted Person; and

(vi)                              adoption of articles of association of the Company in connection with the Qualified IPO that are not in the form set out in Exhibit F hereto.

(f)                                   In addition to any other vote or consent required elsewhere in the Restated Memorandum and Articles and this Agreement, the following acts shall require the prior written approval of Tencent, for so long as Tencent owns in the aggregate at least 75% of the Tencent Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like)

(i)                                     any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company to a Subscription Restricted Person;

(ii)                                  any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company in excess of 15% of the Company’s issued and outstanding share capital to an Additional Subscription Restricted Person; and

(iii)                               any amendment or modification to sections 14, 90, 91 of the the articles of association of the Company (and any defined terms used therein) or any changes to the matters addressed therein in form or in substance, provided that no prior written approval of Tencent shall be required under this clause (iii) following the Lock-Up Expiration Date.

For the purposes of this Agreement, a “Subscription Restricted Person” and an “Additional Subscription Restricted Person” shall mean such persons as mutually agreed in writing from time to time by and among Tencent, Max Smart and the Founder.

10.2                        Acts of the PRC Affiliates.  Without limitation of the foregoing and subject to applicable PRC laws and regulations, the following acts by the PRC Affiliates shall in each case require the prior written approval of (a) Max Smart and (b) the Required Consenters, and in the event that any such matter set forth below is by applicable laws required to be determined by shareholders of the Company, the consent of Max Smart, Tencent, the holder(s) of the Preferred Shares and the holders of the Tiger Shares, the Gaoling Ordinary Shares, the DST Global Shares, the Sequoia Shares and the Kingdom Shares shall be deemed obtained if the matter is approved at a general meeting of the Company with the affirmative vote of the requisite shareholders of the Company or by way of a written resolution with the signatures of the requisite shareholders of the Company as set forth in the foregoing provisions of this Section 10.2:

(a)                                 any amendment to the articles of association of any of the PRC Affiliates;

(b)                                 the liquidation, termination or dissolution of any of the PRC Affiliates;

(c)                                  any increase or reduction of the registered capital of the PRC Affiliates or transfer of any equity interest in any of the PRC Affiliates to any person other than the shareholders of the PRC Affiliates as of the date of this Agreement (except for those contemplated in the business plan duly approved by the Board);

(d)                                 the sale, lease, transfer or other disposition of all or substantially all of the assets of any of the PRC Affiliates or any merger or consolidation of any of the PRC Affiliates with or into any other business entity (other than to another Group Company); and

(e)                                  any issuance of equity securities or equity-like securities of any PRC Affiliate.

For the avoidance of doubt, any vote, consent, approval or other agreement of each of the holders of the Tiger Shares currently held by Tiger 360Buy, the DST Global Shares, the Sequoia Shares, the Kingdom Shares and the Gaoling Ordinary Shares acquired by Gaoling pursuant to the Gaoling Ordinary Share Purchase Agreement required under this Section 10.2 shall be exercised or obtained (as the case may be) according to Sections 10.6, 10.7, 10.8, 10.14, 10.15 and 10.17, respectively.

10.3                        Board Consent.

(a)                                 In addition to any other vote or consent required elsewhere in the Restated Memorandum and Articles and this Agreement, none of the Group Companies shall, and the Founder shall cause the Group Companies not to, take any of the following actions without the prior written approval of at least a majority of the directors of the Company:

(i)                                     any expenditure, any purchase and disposal of assets and businesses, or any purchase and disposal of assets and businesses worth, in the aggregate, more than thirty million Renminbi (RMB30,000,000) per transaction or in the aggregate per month, by the Group Companies (taken as a whole);

(ii)                                  other than in the ordinary business, any business transactions of any Group Companies (taken as a whole) exceeding the amount of three million Renminbi (RMB3,000,000) or out of scope of principal business.  For the avoidance of doubt, the purchase or sale of digital products or other merchandise shall be deemed in the Group Company’s ordinary business;

(iii)                               any capital commitment of any Group Companies (taken as a whole) exceeding the amount of thirty million Renminbi (RMB30,000,000) in a period of twelve (12) months;

(iv)                              provision of loans by any Group Company to any other person (including employees of any Group Company) in an aggregate amount of more than ten million Renminbi (RMB10,000,000);

(v)                                 adoption or change of the treasury policy, any material accounting policy or the fiscal year of any Group Company;

(vi)                              establishment of any subsidiary or affiliates (excluding any non-legal person branch) and the signing of any shareholders agreement or joint venture agreement by any Group Company;

(vii)                           any purchase or lease by any Group Company of any real estate properties not in the ordinary course of business; or

(viii)                        any purchase by any Group Company of equity securities of, or any securities convertible into equity securities of, any other company.

(b)                                 In addition to any other vote or consent required elsewhere in the Restated Memorandum and Articles and this Agreement, none of the Group Companies shall, and the Founder shall cause the Group Companies not to, take any of the following actions without the prior written approval of at least a majority of the directors of the Company, which shall include at least two (2) Non-Management Directors:

(i)                                     any material amendment to articles of association of Jingdong Century and Shanghai Shengdayuan;

(ii)                                  subject to Section 10.14, appointment and removal of the Chief Executive Officer and Chief Financial Officer of the Company;

(iii)                               incurrence of debt or assumption of any financial obligation or issue, assumption, provision of guarantee or creation of any liability for borrowed money of any Group Company exceeding the amount of thirty million Renminbi (RMB30,000,000) per transaction or in the aggregate in a period of 12 months;

(iv)                              appointment or change of the auditors;

(v)                                 any increase in compensation of any of the Chief Executive Officer and Chief Financial Officer of the Company by more than twenty-five percent (25%) in a twelve (12) month period or any change in the terms of employment of such employees;

(vi)                              any adoption or change in the business plan or scope of principal business of any Group Company;

(vii)                           any agreement, undertaking or other arrangement between or involving, on the one hand, the Founder, any Affiliate of the Founder or any officer, director, “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any Group Company, and on the other hand, any Group Company, which shall be deemed a related person transaction under the Securities Act; ; provided that any agreement, undertaking or other arrangement between any Group Company and any entity that is 100% owned by or any entity whose economic interests inure to the sole benefit through contractual means to a Group Company shall be excluded;

(viii)                        approval of the annual budget of the Group Companies;

(ix)                              any transfer, sale or grant of license in any of the Group Companies’ intellectual property or other proprietary rights other than in the ordinary course of business; provided that any grant of exclusive license shall be deemed to be not in the ordinary course of business;

(x)                                 any entering into, restatement or amendment to or termination of agreements between any PRC Affiliate or any other PRC entity, on the one hand, and any of the PRC Subsidiaries, on the other hand, that provide contractual control to such PRC Subsidiary over such PRC Affiliate or such other PRC entity and, therefore, enables the Company to consolidate the financial statements of such PRC Affiliate or such other PRC entity with those of the Company and to record on the books of the Company for financial reporting purposes;

(xi)                              grant of options, restricted shares or any other share incentives to employees or other individuals under the 2013 share incentive plan beyond the Additional ESOP Shares;

(xii)                           any increase of the authorized/registered capital of any Group Company other than the Company or transfer of any equity interest in any Group Company other than the Company (except for those contemplated in the business plan duly approved by the Board); and

(xiii)                        any redomicile or continuation of the Company to other jurisdictions.

For the purposes of this Agreement, “Non-Management Directors” shall refer to any directors that do not include (i) the Founder, Max Smart or any of their Affiliates, or (ii) any member of the management of the Group Companies.

10.4                        Term.  The provisions under Sections 10.1(a) — (e), 10.2 and 10.3 shall terminate upon a Qualified IPO. For the avoidance of doubt, the provisions of Section 10.1(f) shall survive a Qualified IPO.

10.5                        Employee Share Option Plan (“ESOP”).

(a)                                 As of the date hereof, (i) Fortune Rising holds 106,850,910 Ordinary Shares that were issued to it at an issuance price of US$0.00002 per share.; and (ii) there are 244,055,890 Ordinary Shares reserved for issuance by the Company under the Company’s 2013 share incentive plan (collectively (i) and (ii), the “Existing ESOP Shares”) Immediately following execution hereof, an additional 117,226,212 Ordinary Shares (representing 5% on Fully-Diluted (by Treasury Method) basis) shall be reserved for issuance by the Company under the Company’s 2013 share incentive plan (the “Additional ESOP Shares”)  The Existing ESOP Shares and the Additional ESOP Shares (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like) shall be collectively referred to as “ESOP Shares”. In addition, Fortune Rising holds the 39 Shareholders’ Shares.  Immediately following execution of this Agreement, the Company shall grant Founder or Max Smart 93,780,970 ESOP Shares from the Additional ESOP Shares (“Founder ESOP Shares”) (representing 4% on Fully-Diluted (by Treasury Method) basis and 80% of the Additional ESOP Shares).

For the purposes of this Agreement, “Fully-Diluted (by Treasury Method) basis)” shall have the meaning set forth in the Tencent Share Subscription Agreement.

(b)                                 In relation to the ESOP Shares, the parties agree that (i) a portion of the ESOP Shares (such portion determined by the Board) shall be held by Fortune Rising for issuance to former employees of Tencent Parent or its Affiliates (collectively, the “Tencent Awardees”); (ii) the balance portion shall be held by Fortune Rising for issuance to the officers, directors, employees and consultants (collectively, the “Awardees”) of the Company, and (iii) the allotment of any shares of the ESOP Shares to any Awardee or Tencent Awardee shall be subject to the approval of the Board (including the consent from at least two out of four of the Series A Director, the Series B Director, Series C Director and Tiger Director) and Tencent Awardees will be treated no less favorably than other Awardees with respect to the ESOP Shares.

After the allotment of the ESOP Shares in accordance with Section 10.5(b) of this Agreement, the disposition of any such ESOP Shares that an Awardee or Tencent Awardee is entitled to dispose of shall be subject to Section 4.5 of this Agreement.

10.6                        Assignment of Tiger 360Buy Voting Rights.

(a)                                 Tiger 360Buy hereby irrevocably grants to, and appoints, Max Smart, as Tiger 360Buy’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of Tiger 360Buy, to vote all of the Tiger Shares owned by Tiger 360Buy excluding the 18,935,370 Ordinary Shares issued to Tiger 360Buy pursuant to the Classroom Ordinary Share Purchase Agreement (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like) (the “Tiger 360Buy Assigned Shares”) at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from Tiger 360Buy. Except for the assignment of voting rights as provided in this Section 10.6, Tiger 360Buy shall have any and all the other rights attached to the Tiger 360Buy Assigned Shares.

(b)                                 Tiger 360Buy further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy, including without limitation, signing other agreement or documents, and votes to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary. If so requested by Max Smart, Tiger 360Buy shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of the Tiger 360Buy Assigned Shares, in substantially the form and substance attached hereto as Exhibit C.

(c)                                  Max Smart shall exercise the power of attorney granted by Tiger 360Buy herein in accordance with applicable laws, and shall in no event damage the interests of Tiger 360Buy.

(d)                                 This Section 10.6 shall terminate upon the earlier of: (i) May 14, 2013, (ii) the date when the Founder ceases to be the Chief Executive Officer of the Company and (iii) the closing of the Company’s initial public offering.

10.7                        Assignment of DST Global Voting Rights.

(a)                                 Each of the DST Global Parties, severally and not jointly, hereby irrevocably grants to, and appoints, Max Smart, as such DST Global Party’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of such DST Global Party, to vote all of its DST Global Shares at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from such DST Global Party, except for (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); (ii) any matter, the outcome of the vote on which would disproportionately, materially and adversely affect such DST Global Party, as compared to other holders of the same class(es) of shares of the Company; provided that, subject to Section 10.7(a)(i) and solely for purposes of this Section 10.7(a), increases in the authorized number of Ordinary Shares or Preferred Shares generally, or the authorized number of Ordinary Shares or Preferred Shares of the Company or the issuance of securities of the Company senior to the Ordinary Shares or Preferred Shares will not be viewed as having such an adverse effect; (iii) any Sale Transaction implying a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); and (iv) any matters relating to the Information Rights as they relate to such DST Global Party and the Additional DST Global Information Rights.  Except for the assignment of voting rights as provided in this Section 10.7, each DST Global Party shall have any and all the other rights attached to its DST Global Shares.

(b)                                 Each DST Global Party further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy by, including without limitation, signing other agreement or documents, and voting to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary.  If so requested by Max Smart, each DST Global Party shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of its DST Global Shares, in substantially the form and substance attached hereto as Exhibit D.

(c)                                  Max Smart shall exercise the power of attorney granted by the DST Global Parties herein in accordance with applicable laws, and shall in no event damage the interests of any DST Global Party or adversely affect the rights of any DST Global Party.  Max Smart shall provide each DST Global Party at least five (5) Business Days’ prior written notice of any proposed exercise of the voting rights granted under this Section 10.7; provided that if such prior notice is not practicable, Max Smart shall provide to each DST Global Party notice of any exercise of the voting rights granted under this Section 10.7 as soon as practicable and, in any event, promptly following such exercise.

(d)                                 This Section 10.7 shall terminate upon the earlier of:  (i) the date when the Founder holds (directly or indirectly through any holding vehicle) less than 10% of the Company’s outstanding shares and (ii) the closing of the Company’s initial public offering; provided, that this Section 10.7 shall not apply to any shares following the Transfer of any DST Global Shares to an unaffiliated third party by a DST Global Party or its Affiliates.

10.8                        Assignment of Sequoia Voting Rights.

(a)                                 Each of the Sequoia Parties, severally and not jointly, hereby irrevocably grants to, and appoints, Max Smart, as such Sequoia Party’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of such Sequoia Party, to vote all of its Sequoia Shares at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from such Sequoia Party, except for (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); (ii) any matter, the outcome of the vote on which would disproportionately, materially and adversely affect such Sequoia Party, as compared to other holders of the same class(es) of shares of the Company; provided that, subject to Section 10.8(a)(i) and solely for purposes of this Section 10.8(a), increases in the authorized number of Ordinary Shares or Preferred Shares generally, or the authorized number of Ordinary Shares or Preferred Shares of the Company or the issuance of securities of the Company senior to the Ordinary Shares or Preferred Shares will not be viewed as having such an adverse effect; (iii) any Sale Transaction implying a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); and (iv) any matters relating to the Information Rights as they relate to such Sequoia Party, to the extent applicable.  Except for the assignment of voting rights as provided in this Section 10.8, each Sequoia Party shall have any and all the other rights attached to its Sequoia Shares.

(b)                                 Each Sequoia Party further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy by, including without limitation, signing other agreement or documents, and voting to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary.  If so requested by Max Smart, each Sequoia Party shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of its Sequoia Shares, in substantially the form and substance attached hereto as Exhibit D.

(c)                                  Max Smart shall exercise the power of attorney granted by the Sequoia Parties herein in accordance with applicable laws, and shall in no event damage the interests of any Sequoia Party or adversely affect the rights of any Sequoia Party.  Max Smart shall provide each Sequoia Party at least five (5) Business Days’ prior written notice of any proposed exercise of the voting rights granted under this Section 10.8; provided that if such prior notice is not practicable, Max Smart shall provide to each Sequoia Party notice of any exercise of the voting rights granted under this Section 10.8 as soon as practicable and, in any event, promptly following such exercise.

(d)                                 This Section 10.8 shall terminate upon the earlier of:  (i) the date when the Founder holds (directly or indirectly through any holding vehicle) less than 10% of the Company’s outstanding shares and (ii) the closing of the Company’s initial public offering; provided, that this Section 10.8 shall not apply to any shares following the Transfer of any Sequoia Shares to an unaffiliated third party by a Sequoia Party or its Affiliates.

10.9                        Assignment of Insight Voting Rights.

(a)                                 Each of the Insight Parties, severally and not jointly, hereby irrevocably grants to, and appoints, Max Smart, as such Insight Party’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of such Insight Party, to vote all of its Insight Shares at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from such Insight Party, except for (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); (ii) any matter, the outcome of the vote on which would disproportionately, materially and adversely affect such Insight Party, as compared to other holders of the same class(es) of shares of the Company; provided that, subject to Section 10.9(a)(i) and solely for purposes of this Section 10.9(a), increases in the authorized number of Ordinary Shares or Preferred Shares generally, or the authorized number of Ordinary Shares or Preferred Shares of the Company or the issuance of securities of the Company senior to the Ordinary Shares or Preferred Shares will not be viewed as having such an adverse effect; and (iii) any Sale Transaction implying a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like).  Except for the assignment of voting rights as provided in this Section 10.9, each Insight Party shall have any and all the other rights attached to its Insight Shares.

(b)                                 Each Insight Party further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy by, including without limitation, signing other agreement or documents, and voting to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary.  If so requested by Max Smart, each Insight Party shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of its Insight Shares, in substantially the form and substance attached hereto as Exhibit D.

(c)                                  Max Smart shall exercise the power of attorney granted by the Insight Parties herein in accordance with applicable laws, and shall in no event damage the interests of any Insight Party or adversely affect the rights of any Insight Party.  Max Smart shall provide each Insight Party at least five (5) Business Days’ prior written notice of any proposed exercise of the voting rights granted under this Section 10.9; provided that if such prior notice is not practicable, Max Smart shall provide to each Insight Party notice of any exercise of the voting rights granted under this Section 10.9 as soon as practicable and, in any event, promptly following such exercise.

(d)                                 This Section 10.9 shall terminate upon the earlier of:  (i) the date when the Founder holds (directly or indirectly through any holding vehicle) less than 10% of the Company’s outstanding shares and (ii) the closing of the Company’s initial public offering; provided, that this Section 10.9 shall not apply to any shares following the Transfer of any Insight Shares to an unaffiliated third party by an Insight Party or its Affiliates.

10.10                 Assignment of KPCB Voting Rights.

(a)                                 Each KPCB Party, hereby, severally and not jointly, irrevocably grants to, and appoints, Max Smart, as such KPCB Party’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of such KPCB Party, to vote all of its KPCB Shares at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from such KPCB Party, except for (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); (ii) any matter, the outcome of the vote on which would disproportionately, materially and adversely affect such KPCB Party, as compared to other holders of the same class(es) of shares of the Company; provided that, subject to Section 10.10(a)(i) and solely for purposes of this Section 10.10(a), increases in the authorized number of Ordinary Shares or Preferred Shares generally, or the authorized number of Ordinary Shares or Preferred Shares of the Company or the issuance of securities of the Company senior to the Ordinary Shares or Preferred Shares will not be viewed as having such an adverse effect; and (iii) any Sale Transaction implying a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like).  Except for the assignment of voting rights as provided in this Section 10.10, each KPCB Party shall have any and all the other rights attached to its KPCB Shares.

(b)                                 Each KPCB Party further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy by, including without limitation, signing other agreement or documents, and voting to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary.  If so requested by Max Smart, such KPCB Party shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of its KPCB Shares, in substantially the form and substance attached hereto as Exhibit D.

(c)                                  Max Smart shall exercise the power of attorney granted by such KPCB Party herein in accordance with applicable laws, and shall in no event damage the interests of such KPCB Party or adversely affect the rights of such KPCB Party.  Max Smart shall provide such KPCB Party at least five (5) Business Days’ prior written notice of any proposed exercise of the voting rights granted under this Section 10.10; provided that if such prior notice is not practicable, Max Smart shall provide to such KPCB Party notice of any exercise of the voting rights granted under this Section 10.10 as soon as practicable and, in any event, promptly following such exercise.

(d)                                 This Section 10.10 shall terminate upon the earlier of:  (i) the date when the Founder holds (directly or indirectly through any holding vehicle) less than 10% of the Company’s outstanding shares and (ii) the closing of the Company’s initial public offering; provided, that this Section 10.10 shall not apply to any shares following the Transfer of any KCPB Shares to an unaffiliated third party by a KPCB Party or its Affiliates.

10.11                 Assignment of Oeland Voting Rights.

(a)                                 Oeland, hereby irrevocably grants to, and appoints, Max Smart, as Oeland’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of Oeland, to vote all of its Oeland Shares at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from Oeland, except for (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); (ii) any matter, the outcome of the vote on which would disproportionately, materially and adversely affect Oeland, as compared to other holders of the same class(es) of shares of the Company; provided that, subject to Section 10.11(a)(i) and solely for purposes of this Section 10.11(a), increases in the authorized number of Ordinary Shares or Preferred Shares generally, or the authorized number of Ordinary Shares or Preferred Shares of the Company or the issuance of securities of the Company senior to the Ordinary Shares or Preferred Shares will not be viewed as having such an adverse effect; and (iii) any Sale Transaction implying a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like).  Except for the assignment of voting rights as provided in this Section 10.11, Oeland shall have any and all the other rights attached to its Oeland Shares.

(b)                                 Oeland further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy by, including without limitation, signing other agreement or documents, and voting to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary.  If so requested by Max Smart, Oeland shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of its Oeland Shares, in substantially the form and substance attached hereto as Exhibit D.

(c)                                  Max Smart shall exercise the power of attorney granted by Oeland herein in accordance with applicable laws, and shall in no event damage the interests of Oeland or adversely affect the rights of Oeland.  Max Smart shall provide Oeland at least five (5) Business Days’ prior written notice of any proposed exercise of the voting rights granted under this Section 10.11; provided that if such prior notice is not practicable, Max Smart shall provide to Oeland notice of any exercise of the voting rights granted under this Section 10.11 as soon as practicable and, in any event, promptly following such exercise.

(d)                                 This Section 10.11 shall terminate upon the earlier of:  (i) the date when the Founder holds (directly or indirectly through any holding vehicle) less than 10% of the Company’s outstanding shares and (ii) the closing of the Company’s initial public offering; provided, that this Section 10.11 shall not apply to any shares following the Transfer of any Oeland Shares to an unaffiliated third party by Oeland or its Affiliates.

10.12                 Assignment of Good Fortune Voting Rights.

(a)                                 Good Fortune, hereby irrevocably grants to, and appoints, Max Smart, as Good Fortune’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of Good Fortune, to vote all of its Good Fortune Shares at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from Good Fortune, except for (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); (ii) any matter, the outcome of the vote on which would disproportionately, materially and adversely affect Good Fortune, as compared to other holders of the same class(es) of shares of the Company; provided that, subject to Section 10.12(a)(i) and solely for purposes of this Section 10.12(a), increases in the authorized number of Ordinary Shares or Preferred Shares generally, or the authorized number of Ordinary Shares or Preferred Shares of the Company or the issuance of securities of the Company senior to the Ordinary Shares or Preferred Shares will not be viewed as having such an adverse effect; and (iii) any Sale Transaction implying a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like).  Except for the assignment of voting rights as provided in this Section 10.12, Good Fortune shall have any and all the other rights attached to the Good Fortune Shares.

(b)                                 Good Fortune further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy by, including without limitation, signing other agreement or documents, and voting to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary.  If so requested by Max Smart, Good Fortune shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of the Good Fortune Shares, in substantially the form and substance attached hereto as Exhibit D.

(c)                                  Max Smart shall exercise the power of attorney granted by Good Fortune herein in accordance with applicable laws, and shall in no event damage the interests of Good Fortune or adversely affect the rights of Good Fortune.  Max Smart shall provide Good Fortune at least five (5) Business Days’ prior written notice of any proposed exercise of the voting rights granted under this Section 10.12; provided that if such prior notice is not practicable, Max Smart shall provide to Good Fortune notice of any exercise of the voting rights granted under this Section 10.12 as soon as practicable and, in any event, promptly following such exercise.

(d)                                 This Section 10.12 shall terminate upon the earlier of:  (i) the date when the Founder holds (directly or indirectly through any holding vehicle) less than 10% of the Company’s outstanding shares and (ii) the closing of the Company’s initial public offering; provided, that this Section 10.12 shall not apply to any shares following the Transfer of any Good Fortune Shares to an unaffiliated third party by Good Fortune or its Affiliates.

10.13                 Assignment of IGSB Voting Rights.

(a)                                 IGSB, hereby irrevocably grants to, and appoints, Max Smart, as IGSB’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of IGSB, to vote all of its IGSB Shares at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from IGSB, except for (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); (ii) any matter, the outcome of the vote on which would disproportionately, materially and adversely affect IGSB, as compared to other holders of the same class(es) of shares of the Company; provided that, subject to Section 10.13(a)(i) and solely for purposes of this Section 10.13(a), increases in the authorized number of Ordinary Shares or Preferred Shares generally, or the authorized number of Ordinary Shares or Preferred Shares of the Company or the issuance of securities of the Company senior to the Ordinary Shares or Preferred Shares will not be viewed as having such an adverse effect; and (iii) any Sale Transaction implying a price per share of less than US$3.632 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like).  Except for the assignment of voting rights as provided in this Section 10.13, IGSB shall have any and all the other rights attached to the IGSB Shares.

(b)                                 IGSB further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy by, including without limitation, signing other agreement or documents, and voting to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary.  If so requested by Max Smart, IGSB shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of the IGSB Shares, in substantially the form and substance attached hereto as Exhibit D.

(c)                                  Max Smart shall exercise the power of attorney granted by IGSB herein in accordance with applicable laws, and shall in no event damage the interests of IGSB or adversely affect the rights of IGSB.  Max Smart shall provide IGSB at least five (5) Business Days’ prior written notice of any proposed exercise of the voting rights granted under this Section 10.13; provided that if such prior notice is not practicable, Max Smart shall provide to IGSB notice of any exercise of the voting rights granted under this Section 10.13 as soon as practicable and, in any event, promptly following such exercise.

(d)                                 This Section 10.13 shall terminate upon the earlier of:  (i) the date when the Founder holds (directly or indirectly through any holding vehicle) less than 10% of the Company’s outstanding shares and (ii) the closing of the Company’s initial public offering; provided, that this Section 10.13 shall not apply to any shares following the Transfer of any IGSB Shares to an unaffiliated third party by IGSB or its Affiliates.

10.14                 Assignment of Kingdom Voting Rights.

(a)                                 Each Kingdom Party hereby irrevocably grants to, and appoints, Max Smart, as such Kingdom Party’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of such Kingdom Party, to vote all of its Kingdom Shares at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from such Kingdom Party, except for (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share of less than US$3.961 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); (ii) any matter, the outcome of the vote on which would disproportionately, materially and adversely affect such Kingdom Party, as compared to other holders of the same class(es) of shares of the Company; provided that, subject to Section

10.14(a)(i) and solely for purposes of this Section 10.14(a), increases in the authorized number of Ordinary Shares or Preferred Shares generally, or the authorized number of Ordinary Shares or Preferred Shares of the Company or the issuance of securities of the Company senior to the Ordinary Shares or Preferred Shares will not be viewed as having such an adverse effect; and (iii) any Sale Transaction implying a price per share of less than US$3.961 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like).  Except for the assignment of voting rights as provided in this Section 10.14, such Kingdom Party shall have any and all the other rights attached to its Kingdom Shares.

(b)                                 Each Kingdom Party further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy by, including without limitation, signing other agreement or documents, and voting to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary.  If so requested by Max Smart, such Kingdom Party shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of its Kingdom Shares, in substantially the form and substance attached hereto as Exhibit B.

(c)                                  Max Smart shall exercise the power of attorney granted by each Kingdom Party herein in accordance with applicable laws, and shall in no event damage the interests of such Kingdom Party or adversely affect the rights of such Kingdom Party.  Max Smart shall provide to each Kingdom Party at least five (5) Business Days’ prior written notice of any proposed exercise of the voting rights granted under this Section 10.14; provided that if such prior notice is not practicable, Max Smart shall provide to Kingdom notice of any exercise of the voting rights granted under this Section 10.14 as soon as practicable and, in any event, promptly following such exercise.

(d)                                 This Section 10.14 shall terminate upon the earlier of:  (i) the date when the Founder holds (directly or indirectly through any holding vehicle) less than 10% of the Company’s outstanding shares, (ii) the closing of the Company’s initial public offering, and (iii) the occurrence of change of control over Max Smart; provided, that this Section 10.14 shall not apply to any shares following the Transfer of any Shares to an unaffiliated third party by Kingdom or its Affiliates.

10.15                 Assignment of Gaoling Voting Rights.

(a)                                 Gaoling hereby irrevocably grants to, and appoints, Max Smart, as Gaoling’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of Gaoling, to vote all of the Gaoling Ordinary Shares acquired by Gaoling pursuant to the Gaoling Ordinary Share Purchase Agreement at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from Gaoling, except for (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share of less than US$3.961 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); (ii) any matter, the outcome of the vote on which would disproportionately, materially and adversely affect Gaoling, as compared to other holders of the same class(es) of shares of the Company; provided that, subject to Section 10.15(a)(i) and solely for purposes of this Section 10.15(a), increases in the authorized number of Ordinary Shares or Preferred Shares generally, or the authorized number of Ordinary Shares or Preferred Shares of the Company or the issuance of securities of the Company senior to the Ordinary Shares or Preferred Shares will not be viewed as having such an adverse effect; and (iii) any Sale Transaction implying a price per share of less than US$3.961 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like).  Except for the assignment of voting rights as provided in this Section 10.15, Gaoling shall have any and all the other rights attached to the Gaoling Ordinary Shares acquired by Gaoling pursuant to the Gaoling Ordinary Share Purchase Agreement.

(b)                                 Gaoling further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy by, including without limitation, signing other agreement or documents, and voting to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary.  If so requested by Max Smart, Gaoling shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of the Gaoling Ordinary Shares acquired by Gaoling pursuant to the Gaoling Ordinary Share Purchase Agreement, in substantially the form and substance attached hereto as Exhibit B.

(c)                                  Max Smart shall exercise the power of attorney granted by Gaoling herein in accordance with applicable laws, and shall in no event damage the interests of Gaoling or adversely affect the rights of Gaoling.  Max Smart shall provide to Gaoling at least five (5) Business Days’ prior written notice of any proposed exercise of the voting rights granted under this Section 10.15; provided that if such prior notice is not practicable, Max Smart shall provide to Gaoling notice of any exercise of the voting rights granted under this Section 10.15 as soon as practicable and, in any event, promptly following such exercise.

(d)                                 This Section 10.15 shall terminate upon the earlier of:  (i) the date when the Founder holds (directly or indirectly through any holding vehicle) less than 10% of the Company’s outstanding shares, (ii) the closing of the Company’s initial public offering, and (iii) the occurrence of change of control over Max Smart; provided, that this Section 10.15 shall not apply to any shares following the Transfer of any Shares to an unaffiliated third party by Gaoling  or its Affiliates.

10.16                 Assignment of China Life Voting Rights.

(a)                                 China Life hereby irrevocably grants to, and appoints, Max Smart, as China Life’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of China Life , to vote all of the China Life Shares at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from China Life, except for (i) any issuance of any Preferred Shares, Ordinary Shares or other equity securities by the Company or any instruments that are convertible into any equity securities of the Company (including any public offering) at a price per share of less than US$3.961 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like); (ii) any matter, the outcome of the vote on which would disproportionately, materially and adversely affect China Life, as compared to other holders of the same class(es) of shares of the Company;

provided that, subject to Section 10.16(a)(i) and solely for purposes of this Section 10.16(a), increases in the authorized number of Ordinary Shares or Preferred Shares generally, or the authorized number of Ordinary Shares or Preferred Shares of the Company or the issuance of securities of the Company senior to the Ordinary Shares or Preferred Shares will not be viewed as having such an adverse effect; and (iii) any Sale Transaction implying a price per share of less than US$3.961 (as adjusted for any share dividends, consolidation, combinations, reclassifications or splits with respect to such shares and the like).  Except for the assignment of voting rights as provided in this Section 10.16, China Life shall have any and all the other rights attached to the China Life Shares acquired by China Life pursuant to the China Life Purchase Agreement.

(b)           China Life further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy by, including without limitation, signing other agreement or documents, and voting to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary.  If so requested by Max Smart, China Life shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of the China Life Shares, in substantially the form and substance attached hereto as Exhibit E.

(c)           Max Smart shall exercise the power of attorney granted by China Life  herein in accordance with applicable laws, and shall in no event damage the interests of China Life  or adversely affect the rights of China Life. Max Smart shall provide to China Life  at least five (5) Business Days’ prior written notice of any proposed exercise of the voting rights granted under this Section 10.16; provided that if such prior notice is not practicable, Max Smart shall provide to China Life notice of any exercise of the voting rights granted under this Section 10.16 as soon as practicable and, in any event, promptly following such exercise.

(d)           This Section 10.16 shall terminate upon the earlier of:  (i) the date when the Founder holds (directly or indirectly through any holding vehicle) less than 10% of the Company’s outstanding shares, (ii) the closing of the Company’s initial public offering, and (iii) December 31, 2015, if the Company fails to consummate a Qualified IPO by that date; provided, that this Section 10.16 shall not apply to any shares following the Transfer of any Shares to an unaffiliated third party by China Life  or its Affiliates.

10.17      Assignment of Tencent Voting Rights.

(a)           Tencent hereby irrevocably grants to, and appoints, Max Smart, as Tencent’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of Tencent, to vote all of its Tencent Shares at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from Tencent, except for (i) protective provisions expressly for the benefit of Tencent only and not any other Shareholder as set forth in in Section 10.1(e) and 10.1(f) (if applicable), (ii) any matter, the outcome of the vote on which would disproportionately, materially and adversely affect Tencent, as compared to other holders of the same class of shares of the Company; provided that, subject to Section 10.17(a)(i) and solely for purposes of this Section 10.17(a), increases in the authorized number of Ordinary Shares or Preferred Shares generally, or the authorized number of Ordinary Shares or Preferred Shares of the Company or the issuance of securities of the Company senior to the Ordinary Shares or Preferred Shares will not be viewed as having such an adverse effect, and (iii) any Sale Transaction implying an equity valuation of the Company of less than 100% premium over the post-money equity valuation of the Company immediately after the consummation of the Kingdom Ordinary Share Purchase Agreement. . Except for the assignment of voting rights as provided in this Section 10.17, Tencent shall have any and all the other rights attached to its Tencent Shares.

(b)           Tencent further agrees to use its reasonably best efforts to effectuate the aforesaid irrevocable proxy by, including without limitation, signing other agreement or documents, and voting to agree to make relevant amendments to the memorandum of association and articles of association of the Company when necessary.  If so requested by Max Smart, Tencent shall, from time to time, execute and deliver to Max Smart a Power of Attorney in respect of its Tencent Shares, in substantially the form and substance attached hereto as Exhibit B.

(c)           Max Smart shall exercise the power of attorney granted by Tencent herein in accordance with applicable laws, and shall in no event damage the interests of Tencent or adversely affect the rights of Tencent.  Max Smart shall provide to Tencent at least five (5) Business Days’ prior written notice of any proposed exercise of the voting rights granted under this Section 10.17; provided that if such prior notice is not practicable, Max Smart shall provide to Tencent notice of any exercise of the voting rights granted under this Section 10.17 as soon as practicable and, in any event, promptly following such exercise.

(d)           This Section 10.17 shall terminate upon the earlier of:  (i) the date when the Founder ceases to be the Chief Executive Officer of the Company, (ii) the closing of the Company’s initial public offering, and (iii) the occurrence of change of control over Max Smart; provided, that this Section 10.17 shall not apply to any shares following the Transfer of such Shares to an unaffiliated third party by Tencent or its Affiliates.

10.18      Chief Executive Officer.

(a)           The Founder shall continue to be the Company’s Chief Executive Officer following the date of this Agreement.  Notwithstanding anything to the contrary herein, each of Ordinary Shareholders and Preferred Shareholders agrees that they will ensure that their respective designated directors shall vote in favor of the Founder continuing to serve as the Company’s Chief Executive Officer, until the earlier to occur of (i) the closing of the Company’s initial public offering, (ii) he is removed earlier for Cause, and (iii) his resignation or retirement.

(b)           For purposes of this Section 10.18, “Cause” means, with respect to a person, (i) gross neglect or failure to perform the duties and responsibilities of such person’s office resulting in material harm to the Group Companies, taken as a whole, (ii) failure or refusal to comply in any material respect with material and lawful policies and directives of the Company resulting in material harm to the Group Companies, taken as a whole, (iii) material breach of any statutory duty or any other obligation that such person owes to the Group Companies resulting in material harm to the Group Companies, taken as a whole, (iv) commission of an act of fraud, theft or embezzlement against the Group Companies or involving their material properties or assets, or (v) conviction of any felony or crime of moral turpitude; provided, however, that with respect to any occurrence of any of (i), (ii) or (iii), such person shall have been given not less than sixty (60) days’ written notice by the Board of Directors of the Company of the Board’s determination (such determination being made independent of such person, if such person is a Board member) that such event had occurred, and such person shall have until the end of such 60 day period following receipt of such notice to rectify or cure such occurrence if such occurrence is curable before any action premised upon a determination of Cause can be taken.

(c)           This Section 10.18 shall terminate upon closing of a Qualified IPO.

10.19      Classroom Voting Rights. Classroom shall have the right to vote the Classroom Shares at any meeting of the shareholders of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents, unanimous or otherwise) or other approval is sought from Classroom.  Notwithstanding the foregoing, Classroom shall vote all of the Classroom Shares in favor of any Sale Transaction implying a price per share of not less than US$3.961 (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like).

11.                               GENERAL PROVISIONS.

11.1        Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A or in the Company’s then-current register of members if Exhibit A does not contain sufficient information for the delivery to be successfully made to the relevant parties; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A, or in the Company’s then-current register of members if Exhibit A does not contain sufficient information for the delivery to be successfully made to the relevant parties, with next Business Day delivery guaranteed; provided that the sending party receives a confirmation of delivery from the delivery service provider.  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses set forth in Exhibit A, or designate additional addresses, for purposes of this Section 11.1 by giving the other party written notice of the new address in the manner set forth above.

11.2        Entire Agreement.  This Agreement, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.  For the avoidance of doubt, this Agreement shall supersede and replace the Prior Shareholders Agreement.  In consideration of the mutual covenants and promises contained herein, each of the parties to the Prior Shareholders

Agreement hereby confirms and covenants with each of the other parties thereto that, with effect immediately from March 10, 2014: the Prior Shareholders Agreement shall be, and sections 10.13 to 10.16 of the May 2010 Ordinary Share Purchase Agreement shall remain, absolutely terminated; none of the parties to the Prior Shareholders Agreement and the May 2010 Ordinary Share Purchase Agreement shall have any rights, claims or interests whatsoever against any of the other parties to the Prior Shareholders Agreement and the May 2010 Ordinary Share Purchase Agreement, under or in respect of the Prior Shareholders Agreement and sections 10.13 to 10.16 of the May 2010 Ordinary Share Purchase Agreement; and to the extent that any of the parties to the Prior Shareholders Agreement and the May 2010 Ordinary Share Purchase Agreement have or may have any rights, claims or interests whatsoever against any of the other parties thereto under or in respect of the Prior Shareholders Agreement and sections 10.13 to 10.16 of the May 2010 Ordinary Share Purchase Agreement, such rights, claims or interests are hereby absolutely, irrevocably and unconditionally waived, discharged and released.

11.3        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Hong Kong as to matters within the scope thereof, without regard to its principles of conflicts of laws.

11.4        Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties.  In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

11.5        Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

11.6        Successors and Assigns.  Subject to the provisions of Section 8.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

11.7        Interpretation; Captions.  This Agreement shall be construed according to its fair language.  The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.  The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.  Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

11.8        Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.9        Adjustments for Share Splits, etc.  Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

11.10      Aggregation of Shares.  All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

11.11      Shareholders Agreement to Control.  If and to the extent that there are conflicts between the provisions of this Agreement and those of the Restated Memorandum and Articles, the terms of this Agreement shall control.  The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such conflicts, to amend the Restated Memorandum and Articles so as to eliminate such conflicts.

11.12      Dispute Resolution.

(a)           Negotiation between Parties; Mediation.  The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.  If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 11.12(b) shall apply.

(b)           Arbitration.  In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute, including the validity, invalidity, breach or termination of this Agreement, shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b).  The arbitration shall be conducted in the English language and the seat of the arbitration shall be Hong Kong. There shall be three (3) arbitrators.  Where there is more than one (1) party to one (1) side of the dispute, the parties whose interests are aligned shall jointly select one (1) arbitrator.  The other party to such a dispute shall select one (1) arbitrator.  The HKIAC shall select the third arbitrator.  Any such arbitration shall be administered by HKIAC in accordance with HKIAC Procedures for Arbitration in force at the date of this Agreement including such additions to the UNCITRAL Rules as are therein contained.  The decision of the arbitrators (by rule of majority) shall be final and binding on the parties (including any decision on their fees) and their fees shall be borne and paid by the parties in such proportions as the arbitrators shall determine.

11.13      Further Actions.  Each shareholder of the Company agrees that it shall use its best effort to enhance and increase the value and principal business of the Company.

11.14      Waivers; Consents and Confirmations.  The Company and each of the Preferred Shareholders and any holder of any Ordinary Shares and any other parties hereto that are entitled to the rights of participation, veto right, right of first refusal and co-sale right or other rights and preferences of like nature pursuant to sections 3, 4 or 10 or any other sections of the Prior Shareholders Agreement, this Agreement and the Company’s memorandum of association and articles of association, by signing this Agreement, consents to, and agrees to waive any rights of participation, veto right, right of first refusal and co-sale right or other rights and preferences of like nature which it may have been required from each of them under the Prior Shareholders Agreement, this Agreement and the Company’s memorandum of association and articles of association in connection with the sale and purchase of Ordinary Shares pursuant to, and the other transactions contemplated by, the Tencent Share Subscription Agreement and the Tencent IPO Subscription Agreement.

11.15      Effective Date.  This Agreement should only take effect and become binding on and enforceable against the parties hereto upon March 10, 2014, subject to the occurrence of Closing under the Tencent Share Subscription Agreement.

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES:

/s/ JD.COM, INC.

/s/ MAX SMART LIMITED

/s/ BEIJING JINGDONG CENTURY TRADING CO., LTD.
(北京京东世纪贸易有限公司)
(Company seal)

/s/ BEIJING JINGDONG 360 DEGREE E-COMMERCE CO., LTD.
(北京京东叁佰陆拾度电子商务有限公司)
(Company seal)

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

/s/ JIANGSU YUANZHOU E-COMMERCE CO., LTD.
(江苏圆周电子商务有限公司)
(Company seal)

/s/ SHANGHAI SHENGDAYUAN INFORMATION TECHNOLOGY CO., LTD.
(上海晟达元信息技术有限公司)
(Company seal)

/s/ TIANJIN STAR EAST CO., LTD.
(天津煜东信德物流有限公司)
(Company seal)

/s/ BEIJING JINGBANGDA TRADING CO., LTD.
(北京京邦达贸易有限公司)
(Company seal)

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDER:

By:	/s/ Qiangdong Liu
LIU Qiangdong (刘强东)

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ HHGL 360BUY HOLDINGS, LTD.

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ MADRONE PARTNERS, L.P.

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ UNITED SHEEN LIMITED

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ BEST ALLIANCE INTERNATIONAL HOLDINGS LIMITED

/s/ STRONG DESIRE LIMITED

/s/ GRANDWIN ENTERPRISES LIMITED

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ TIGER GLOBAL FIVE 360 HOLDINGS

/s/ TIGER GLOBAL 360BUY HOLDINGS

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ DST CHINA EC6 LIMITED

/s/ DST CHINA EC, L.P.

/s/ DST INVESTMENTS 1 LIMITED

/s/ DST INVESTMENTS 2 LIMITED

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ DST GLOBAL II, L.P.

/s/ DST CHINA EC II, L.P.

/s/ DST CHINA EC III, L.P.

/s/ DST CHINA EC X, L.P.

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ KAIXIN ASIA LIMITED (凱信亞洲有限公司)

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ ACCURATE WAY LIMITED

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ SEQUOIA CAPITAL 2010 CGF HOLDCO, LTD.

/s/ SC CHINA CO-INVESTMENT 2011-A, L.P.

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ INSIGHT VENTURE PARTNERS VII, L.P.

/s/ INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.

/s/ INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.

/s/ INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ KPCB HOLDINGS, INC., as nominee

/s/ KPCB CHINA FUND, L.P.

/s/ KPCB CHINA FOUNDERS FUND, L.P.

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ OELAND INVESTMENTS II LLC

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ GOOD FORTUNE CAPITAL II, LLC

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ IGSB INTERNAL VENTURE FUND II, LLC

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ CLASSROOM INVESTMENTS INC.

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ SUPREME UNIVERSAL HOLDINGS LTD.

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ GOLDSTONE CAPITAL LTD.

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ KINGDOM 5-KR-225, LTD.

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ KINGDOM 5-KR-232, LTD.

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ CHINA LIFE TRUSTEES LIMITED

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

/s/ HUANG RIVER INVESTMENT LIMITED

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE EMPLOYEES:

/s/ FORTUNE RISING HOLDINGS LIMITED

SIGNATURE PAGE TO THIRTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT